UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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IDEXX Laboratories, Inc.

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One IDEXX Drive
Westbrook, Maine 04092
March 25, 2009
Dear Stockholder:
We invite you to attend our annual meeting of stockholders on Wednesday, May 6, 2009, beginning at 10:00 a.m., local time, at the Portland Marriott Hotel in South Portland, Maine. At the annual meeting, we will conduct the business described in the attached notice and proxy statement. In addition, we will report on our business and introduce you to our directors and executive officers.
Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, on or about March 26, 2009, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders of record and beneficial owners at the close of business on March 9, 2009. All stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Notice of Internet Availability or request to receive a printed set of proxy materials. These proxy materials will be available free of charge.
Whether you own few or many shares of stock, it is important that your shares be represented and voted at the annual meeting. Stockholders can vote their shares by telephone or via the Internet. Instructions for using these convenient services are provided in the proxy statement. You also can vote your shares by requesting a paper proxy card to complete, sign and return by mail. If you decide to attend the annual meeting, you will be able to vote in person, even if you previously have voted by another means.
If you are unable to attend the annual meeting, you can listen to a live Webcast of the meeting on the Internet. You can access the Webcast from the home page of our Web site, idexx.com. However, since you cannot vote your shares via the Webcast, it is important that you timely vote your shares in advance, using one of the procedures mentioned above and as more fully described in the proxy statement.
We look forward to your participation in the annual meeting.
Sincerely,

Jonathan W. Ayers
President, Chief Executive Officer and
Chairman of the Board of Directors

One IDEXX Drive
Westbrook, Maine 04092
NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of IDEXX Laboratories, Inc., will be held on Wednesday, May 6, 2009, at 10:00 a.m., local time, at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine, for the following purposes:
1.	Election of Directors. To elect the three Class I directors listed in the attached proxy statement for three-year terms (Proposal One);
2.	Adoption of IDEXX Laboratories, Inc. 2009 Stock Incentive Plan. To approve and adopt the 2009 Stock Incentive Plan (Proposal Two);
3.	Amendment to IDEXX Laboratories, Inc. 1997 Employee Stock Purchase Plan. To approve and adopt a proposed amendment to our 1997 Employee Stock Purchase Plan to increase the number of shares authorized for issuance under the plan from 1,240,000 shares to 1,590,000 shares (Proposal Three);
4.	Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the selection by the audit committee of the board of directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year (Proposal Four); and
5.	Other Business. To conduct such other business as may properly come before the annual meeting.
Pursuant to the company’s amended and restated bylaws, the board of directors has fixed the close of business on March 9, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.
If you would like to attend the annual meeting, you must also bring a form of personal identification. If your shares are held by a broker, bank or other nominee, you also must bring to the annual meeting a letter from the nominee confirming your beneficial ownership of such shares.
By order of the board of directors,

Conan R. Deady, Secretary
Westbrook, Maine
March 25, 2009
It is important that your shares be represented and voted at the annual meeting. You can submit a proxy by telephone or Internet. Alternatively, you may request a paper proxy card, which you may complete, sign and return by mail.

PROXY STATEMENT FOR 2009 ANNUAL MEETING OF STOCKHOLDERS
May 6, 2009
This proxy statement and the accompanying materials are being provided to you in connection with the solicitation by the board of directors of IDEXX Laboratories, Inc. of proxies to be voted at our 2009 annual meeting of stockholders and at any adjournment or postponement thereof. References in this proxy statement to “we”, “us”, the “company” or “IDEXX” refer to IDEXX Laboratories, Inc. and its consolidated subsidiaries.
We are a Delaware corporation and were incorporated in 1983. Our principal executive offices are located at One IDEXX Drive, Westbrook, Maine 04092. References to our Web site in this notice and proxy statement are inactive textual references only and the contents of our Web site should not be deemed incorporated by reference into this notice or proxy statement for any purpose.
In accordance with the rules and regulations of the Securities and Exchange Commission, or SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders via the Internet. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you specifically request a printed copy. Instead, the Notice of Internet Availability will instruct you how to access and review all of the important information contained in the proxy materials. The Notice of Internet Availability also instructs you how to submit your proxy on the Internet. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.
The Notice of Internet Availability is first being sent to stockholders on or about March 26, 2009. Also on March 26, 2009, the proxy statement and the form of proxy relating to the 2009 annual meeting, as well as our annual report for the year ended December 31, 2008, or 2008 annual report, are first being made available to stockholders.
On October 25, 2007, the company’s board declared a 2-for-1 stock split effected in the form of a 100% stock dividend. The additional shares were distributed on November 26, 2007, to stockholders of record on November 5, 2007. All share amounts and share prices in this proxy statement, and in the accompanying annual report, have been adjusted to give effect to this stock split unless otherwise indicated.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
How Proxies Work
IDEXX’s board of directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the annual meeting in the manner that you direct, or if you do not direct us, in the manner as recommended by the board of directors in this proxy statement. You can vote for the director nominees or withhold your vote for one or all nominees. You also can vote for or against the other proposals or abstain from voting. If you request a proxy card, and return your signed proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the board of directors.
Who Can Vote
Holders of IDEXX common stock at the close of business on March 9, 2009 are entitled to receive notice of and to vote their shares at the annual meeting. As of March 9, 2009, there were 58,986,332 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.

Most IDEXX stockholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:
•	Stockholder of Record: If your shares are registered directly in your name with IDEXX’s transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record of those shares and these proxy materials are being made available directly to you by IDEXX. As the stockholder of record, you have the right to grant your voting proxy directly to IDEXX or to vote in person at the meeting.
•	Beneficial Owner: If your shares are held in a stock brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being made available to you through your bank, broker, trustee, or nominee, who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee, or nominee on how to vote and are also invited to attend the meeting. Your bank, broker, trustee, or nominee is obligated to provide you with voting instructions for use in instructing the bank, broker, trustee or nominee how to vote these shares. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you have a proxy from the bank, broker, trustee or nominee that holds the shares giving you the right as beneficial owner to vote your shares at the meeting.
How to Vote
You can vote in person at the annual meeting or by proxy. We recommend that you submit a proxy even if you plan to attend the annual meeting. You can revoke your proxy and change your vote at the annual meeting in one of the ways described below. All shares represented by proxies that have been properly voted and not revoked will be voted at the annual meeting.
We are offering stockholders four methods of voting:
•	You may vote by the Internet.
•	You may vote by telephone.
•	You may request a paper proxy card from us, and indicate your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the accompanying prepaid envelope.
•	You may vote in person at the annual meeting. If you attend the annual meeting, you will be able to vote your shares, even if you already voted by Internet, telephone or mail. If you are the beneficial owner of shares held in street name, you must obtain a proxy, executed in your favor, from the bank, broker, trustee or other nominee to be able to vote at the annual meeting.
Revoking a Proxy
You can revoke your proxy, whether it was given by Internet, telephone or mail, before it is voted by:
•	Providing written notice to the corporate secretary of IDEXX before or at the annual meeting prior to the voting on any proposal;
•	Submitting a new proxy with a later date, including a proxy given via the Internet or by telephone; or
•	Voting by ballot at the annual meeting.
The last vote you submit chronologically (by any means) will supersede your prior vote(s). Your attendance at the annual meeting will not, by itself, revoke your proxy.

Quorum
In order to transact business at the annual meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the annual meeting, either by proxy or in person. Abstentions and broker nonvotes are counted as present and entitled to vote for purposes of determining a quorum. Broker nonvotes occur when a broker returns a proxy, but indicates that it does not have authority to vote on a particular proposal. Treasury shares, which are shares owned by IDEXX itself, are not voted and do not count towards establishing a quorum.
Votes Needed
The director nominees who receive the most votes at the meeting will be elected to fill the seats on the board. Approval of the other proposals requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count as votes cast. Abstentions and broker nonvotes are not counted as votes cast and, therefore, will have no effect on the outcome of the matters to be voted on at the annual meeting.
Conduct of the Annual Meeting
Rules for the conduct of the annual meeting will be available at the annual meeting. Under our amended and restated bylaws, the chairman may adopt rules and procedures that he believes are appropriate to ensure that the annual meeting is conducted properly.
Webcast of Annual Meeting
Our annual meeting will be Webcast live on the Internet at 10:00 a.m., local time, on May 6, 2009. The Webcast will include consideration of the proposals and our chief executive officer’s presentation regarding our business, and will provide audio and the accompanying graphic presentation, but will not include the question-and-answer session that follows the presentation. People accessing the Webcast will not be able to ask questions or otherwise participate during the meeting. You can access the Webcast from the home page of our Web site, idexx.com. Since you cannot vote your shares via the Webcast, it is important that you vote your shares in advance of the annual meeting, using one of the procedures described above.
Voting on Other Matters
If other matters are properly presented at the annual meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date of this proxy statement, we did not know of any other matters to be raised at the annual meeting and, pursuant to our amended and restated bylaws, the date by which other matters must have been submitted by our stockholders has passed.
Solicitation of Proxies
IDEXX will pay the expenses of the board of directors’ solicitation of proxies. Proxies can be solicited on our behalf by directors, officers or employees, without additional remuneration, in person or by telephone, by mail, electronic transmission and facsimile transmission. We have hired MacKenzie Partners, Inc., to distribute and solicit proxies. We will pay MacKenzie Partners, Inc. a fee of approximately $6,000, plus reasonable out-of-pocket expenses, for its services.
Brokers, banks, trustees and other nominees will be requested to make available proxy-soliciting material to the owners of common stock held in their names and, as required by law, IDEXX will reimburse them for their reasonable out-of-pocket expenses for this service.
Householding of Annual Meeting Materials
Some beneficial holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Notice of Internet Availability may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the Notice of Internet Availability, proxy statement or annual report if you call or write us at the following address or telephone number: Investor Relations, IDEXX Laboratories, Inc., One IDEXX Drive, Westbrook, Maine, 04092, Telephone: 207-556-8155. If you want to receive separate copies of the Notice of Internet Availability, proxy statement and annual report, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

CORPORATE GOVERNANCE
Board of Directors
Our board of directors, which we refer to as the board of directors or the board, consists of eight members. The board meets throughout the year on a set schedule, and also holds special meetings and acts by written consent from time to time as appropriate. The board has delegated various responsibilities and authority to different board committees as described below under the heading “Committees of the Board.”
The board of directors is responsible for monitoring the overall performance of IDEXX. Among other things, the board of directors, directly and through its committees, establishes corporate policies, oversees compliance and ethics, reviews the performance of the chief executive officer, reviews and approves the annual budget, reviews and approves certain transactions, and reviews the company’s long-term strategic plans. You can access a description of the board’s involvement in IDEXX’s strategic planning process on the Internet at idexx.com/aboutidexx/governance/directors/strategic.jsp, or by contacting our corporate secretary at the company’s headquarters address.
In accordance with general corporate legal principles applicable to corporations organized under the laws of Delaware, the board of directors does not control the day-to-day management of IDEXX. Members of the board of directors keep informed about IDEXX’s business by participating in board and committee meetings, by reviewing analyses and reports regularly sent to them by management, and through discussions with the chief executive officer and other officers.
Directors are responsible for attending board meetings and meetings of committees on which they serve, and for devoting the time needed and meeting as frequently as necessary to discharge their responsibilities properly. The board of directors held six meetings and board committees held 17 meetings in 2008. Each of our directors attended 75 percent or more of the meetings of the board and board committees on which he or she served in 2008. It is our policy to schedule board and committee meetings to coincide with the annual meeting of stockholders, and directors are expected to attend the annual meeting. Last year, all of the individuals then serving as directors attended our annual meeting.
Director Independence
Under our corporate governance guidelines, a substantial majority of our directors must be “independent” as defined by the rules of the NASDAQ Global Market. Under the charters of each of the committees of our board, each of the members of those committees is required to be independent as defined by those rules. In addition, under the audit committee charter, each member of the audit committee is required to satisfy the independence criteria set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, or the 1934 Act. Our nominating and governance committee annually determines the independence of each director. In February 2009, the nominating and governance committee determined that each director other than Mr. Ayers was independent under the rules of the NASDAQ Global Market and that each member of the audit committee satisfied the independence criteria of Rule 10A-3(b)(1) under the 1934 Act.
In determining Mr. McKeon’s independence, the board of directors considered Mr. McKeon’s position as an executive officer of Iron Mountain Incorporated, a provider of document storage and escrow services for the company. The board considered such factors including, but not limited to, the fact that the company’s relationship with Iron Mountain predated Mr. McKeon joining Iron Mountain, that Mr. McKeon did not participate in the negotiation of any transactions with Iron Mountain for its services, that such services were provided on arm’s- length terms and conditions and in the ordinary course of business, and that the services provided by Iron Mountain were routine and limited in scope (the company paid Iron Mountain $52,212 in 2007 and $86,395 in 2008 for document storage and escrow services). The board concluded that these factors would not ultimately affect Mr. McKeon’s independence.

Related Party Transactions
Our board has adopted a written related person transaction policy under which the audit committee is required to review and approve any transaction that the company proposes to enter into that would be required to be disclosed under Item 404(a) of Regulation S-K. The audit committee may approve any such transaction only if it determines that, under all of the circumstances, the transaction is not inconsistent with the best interests of the company.
Item 404(a) of Regulation S-K requires the company to disclose in its proxy statement any transaction involving more than $120,000 in which the company is a participant and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the company’s common stock, or an immediate family member of any of those persons.
Since January 1, 2008, the company has not been a participant in any transaction with a related person.
Committees of the Board
The board of directors has established audit, compensation, nominating and governance, and finance committees, each of which is described briefly below. Each of these committees acts pursuant to a written charter that is approved by the board and reviewed annually by the applicable committee and the nominating and governance committee. Current copies of each of these committee’s charter can be accessed on the Internet at idexx.com/aboutidexx/governance/charters, or by contacting the corporate secretary at the company’s headquarters address.
Audit Committee
The audit committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the 1934 Act, and is responsible for overseeing the accounting, internal control, financial reporting and audit processes of the company, including the selection and retention of IDEXX’s independent auditors. The audit committee oversees the company’s risk management policies and also reviews all related party transactions (defined as transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K), and all such transactions must be approved by the audit committee. The audit committee meets from time to time with IDEXX’s financial personnel, other members of management, internal audit staff and independent auditors regarding these matters. The audit committee met nine times in 2008. The committee has adopted procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of any concerns regarding questionable accounting or auditing matters. The audit committee may retain independent counsel, accountants, or others to assist it in the conduct of any investigation, and the company will provide appropriate funding for payment of such services, as determined by the audit committee. The current audit committee members are Mr. McKeon (chairman) and Drs. De Souza and Johnson, each of whom has been determined by our board of directors to satisfy the heightened criteria for independence and other requirements applicable to members of audit committees under the rules of the NASDAQ Global Market and the independence rules contemplated by Rule 10A-3 under the 1934 Act. The nominating and governance committee of the board has determined that each member of the audit committee has the financial or accounting experience or background required by the rules of NASDAQ, and that Mr. McKeon and Dr. DeSouza are “audit committee financial experts” as defined by the SEC. The responsibilities and activities of the audit committee are described in greater detail under the heading “Report of the Audit Committee of the Board of Directors” on page 44.
Compensation Committee
Committee Responsibilities. The compensation committee oversees the management compensation philosophy and practices of IDEXX, evaluates the performance of the chief executive officer, determines the compensation of the chief executive officer and approves the compensation of the other executive officers, reviews succession plans for executive officers and management’s overall leadership development plan, oversees the company’s equity compensation and benefit plans, reviews compliance by executive officers with the company’s stock ownership and retention guidelines, reviews compensation of directors, and reviews the Compensation Discussion and Analysis required to be included in the annual proxy statement. The compensation committee charter does not provide for any delegation of these compensation committee duties except to a sub-committee or individual members of the committee as it may determine. The committee has delegated to the chairman of the compensation committee the authority to grant equity awards to new officers of the company between scheduled meetings of the committee following consultation with the chief executive officer.

The compensation committee annually reviews director compensation and makes a recommendation to the board. The chief executive officer generally will make recommendations to the committee regarding director compensation, however, all decisions regarding director compensation are made solely by the committee and the board. The general counsel and vice president of human resources assist the committee in its review of director compensation by providing information and preparing meeting materials. No other executive officers of the company are involved in the board’s review and determination of director compensation.
Committee Procedures. Compensation committee meetings are scheduled and agendas determined through consultation among the chief executive officer, the general counsel, the vice president of human resources, and the committee chair. In February of each year, the committee meets to award the chief executive officer’s bonus, and to review and approve the chief executive officer’s recommended bonuses for other executive officers, for the year just concluded. At this meeting, the committee also determines the annual equity award and current year base salary for the chief executive officer and reviews and approves the chief executive officer’s recommendations for equity awards and current year base salaries for the other executive officers, making such changes to the chief executive officer’s recommendations as it deems appropriate. The committee meets at other times during the year as needed to review executive compensation and otherwise to perform the duties described in its charter. During 2008, the committee met four times. The committee also met in February 2009 to determine 2008 bonus awards, 2009 equity awards and 2009 base salary for executive officers.
Use of Compensation Consultants. The compensation committee has authority to engage advisers to support its work at the company’s expense. The committee has engaged Frederic W. Cook & Co., Inc., or FW Cook, to serve as consultant to the committee, with the following duties:
•	providing the committee with analysis pertaining to executive and director compensation program design, including explanation of trends, best practices, and regulatory changes;
•	recommending a relevant group of peer companies against which to assess competitiveness and appropriateness of IDEXX’s executive and director compensation;
•	analyzing peer companies’ annual executive and director compensation to assist the committee in determining the appropriateness of IDEXX’s executive and director compensation;
•	reviewing any proposed changes to executive and director compensation program design; and
•	providing specific analysis periodically as requested by the committee.
During 2008, the committee engaged FW Cook to analyze and modify the relevant group of peer companies used to assess competitiveness and appropriateness of IDEXX’s executive compensation; to review competitiveness and appropriateness of the total compensation of the company’s executive officers; to review the appropriateness of IDEXX’s director compensation; to advise on adoption of the 2008 Incentive Compensation Plan, or 2008 Plan, which was approved by the stockholders at the 2008 annual meeting of stockholders; to review development of compensation disclosure materials; and to update the committee on general trends in executive and director compensation with respect to total compensation, forms of compensation and stock compensation.
FW Cook is engaged by the compensation committee and provides consulting support to the compensation committee. The chair of the compensation committee reviews and approves all invoices pertaining to services provided by FW Cook. Members of management work with FW Cook to the extent necessary to provide FW Cook with information necessary for its consulting work and to prepare materials for committee and board review. Management engages a second compensation consulting firm, Towers Perrin, to develop overall compensation programs for the company. The vice president of human resources, with the approval of the chief executive officer, has the authority to select and retain the management consultant.
Role of Company Executives. As provided by the compensation committee charter, IDEXX’s chief executive officer is responsible for recommending to the compensation committee annual compensation for the rest of the executive officers, all of whom report to him. The compensation committee approves compensation for these executive officers and may make such changes to the compensation recommended by the chief executive officer as it deems appropriate.

In addition to the chief executive officer, the company’s vice president of human resources, general counsel and vice president of finance also work with the committee chair to set committee agendas, prepare materials for committee meetings, and generally attend meetings and prepare meeting minutes. However, members of management, including the chief executive officer, are not present in committee meetings when matters related to their individual compensation are under discussion. No other executive officer is involved in supporting compensation committee activities or executive compensation recommendations.
Compensation Committee Interlocks and Insider Participation. During our 2008 fiscal year, the compensation committee was comprised of Messrs. Murray (chairman), Craig and End, and Dr. De Souza. None of the members of the compensation committee has ever been an officer or employee of the company or any of its subsidiaries, nor have they had any relationship requiring disclosure under Item 404 of Regulation S-K. None of the executive officers of the company served as a member of the compensation committee or board of directors of any other company in 2008.
Nominating and Governance Committee
The nominating and governance committee advises and makes recommendations to the board of directors with respect to corporate governance practices, including board organization, function, membership, performance and compensation. The nominating and governance committee may retain, at the company’s expense, independent counsel or other advisors as it deems necessary. The current nominating and governance committee members are Messrs. End (chairman) and Murray, and Dr. Henderson, each of whom is an independent director as defined by the rules of the NASDAQ Global Market. The nominating and governance committee met three times in 2008.
In performing its nominating function, the committee identifies, evaluates, recruits and nominates candidates to fill vacancies on the board, using criteria set forth in the company’s corporate governance guidelines as discussed below. The process followed by the nominating and governance committee to identify and evaluate candidates includes receiving recommendations from our directors, management and stockholders, holding meetings to evaluate biographical information and background material relating to potential candidates, and interviewing selected candidates.
In addition to receiving recommendations from our directors, management and stockholders, the nominating and governance committee, in some instances, will engage an executive search firm to assist in recruiting director candidates. In such cases, the search firm assists the nominating and governance committee in identifying potential candidates that fit the board’s search criteria; obtaining candidate resumes and other biographic information; conducting initial interviews to assess candidates’ qualifications, fit and interest in serving on the board; scheduling interviews with the nominating and governance committee, other members of the board, and management; performing reference checks; and assisting in finalizing arrangements with candidates who receive an offer to join the board.
Stockholders who want to recommend a nominee for director should submit the name of such nominee to the corporate secretary of IDEXX at the company’s headquarters address, together with biographical information and background material sufficient for the committee to evaluate the nominee based on its selection criteria, and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the company’s common stock for at least a year as of the date such recommendation is made. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and governance committee will apply the same criteria, and follow substantially the same process, in considering stockholder nominations that comply with these procedures as it does in considering other nominations. Stockholders also have the right under the company’s amended and restated bylaws to nominate director candidates directly, without any action or recommendation on the part of the nominating and governance committee or the board, by following the procedures set forth under “Requirements, including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders” on page 45 of this proxy statement. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on the company’s proxy card for the next annual meeting. Candidates nominated by stockholders in accordance with the procedures set forth in the amended and restated bylaws will not be included on the company’s proxy card for the next annual meeting, but may be included on proxies the nominating stockholders may seek independently.

The nominating and governance committee is responsible for annually reviewing with the board the requisite skills and criteria for new board members, as well as the composition of the board as a whole. The nominating and governance committee also annually reviews the performance of the board, its committees and each of the directors.
Finance Committee
The finance committee advises the board of directors with respect to financial matters, including capital structure and strategies, financing strategies, investment practices, major financial commitments, financial risk management, acquisitions and divestitures, and stock repurchase activities. In addition, the finance committee reviews and approves proposed acquisitions and divestitures having values up to $20 million. The current finance committee members are Messrs. Craig (chairman) and McKeon and Drs. Henderson and Johnson. The finance committee met once during 2008.
Corporate Governance Guidelines and Code of Ethics
The board has adopted corporate governance guidelines, which you can access on the Internet at idexx.com/aboutidexx/governance/guidelines. The board also has adopted a code of ethics that applies to all of our employees, officers and directors, which you can access on the Internet at idexx.com/aboutidexx/governance/ethics. You can also receive copies of the guidelines or the code by contacting the corporate secretary at the company’s headquarters address. In addition, we intend to post on our Web site, idexx.com, all disclosures that are required by law or the NASDAQ Global Market listing standards concerning any amendments to, or waivers from, any provision of the code of ethics.
Among other matters, the guidelines provide as follows:
•	A substantial majority of the members of the board are independent directors, as defined by NASDAQ rules.
•	The audit, nominating and governance, compensation, and finance committees consist entirely of independent directors.
•	The nominating and governance committee recommends to the board for nomination all nominees for election to the board, except where the company is legally required by contract, by law or otherwise to provide third parties with the right to nominate directors.
•	The nominating and governance committee’s annual review of the requisite skills and criteria for board members, as well as the composition of the board as a whole, includes appropriate consideration of demonstrated experience, judgment, integrity, commitment and skills that are relevant to the company and its operations, including familiarity with science and technology, finance and accounting, marketing, product development, strategy, government regulation and affairs, and corporate governance.
•	The nominating and governance committee is responsible for annually assessing the performance of the board, its committees and each individual director.
•	When the chairman of the board is not an independent director, the independent directors elect a lead director from among the independent directors. The lead director, among other responsibilities, chairs meetings of the independent directors and consults with the chairman of the board regarding meeting agendas. The lead director is currently Mr. End.
•	Independent directors meet on a regular basis, but not less than twice annually, apart from management board members and other management representatives.
•	At least annually, the board reviews the company’s corporate strategy.
•	The board approves the chief executive officer’s goals annually.
•	At least annually, the compensation committee, in consultation with all independent directors, evaluates the performance of the chief executive officer.
•	The chief executive officer reports to the board at least annually on succession planning and management development.

•	Board members have complete access to management and are encouraged to make regular contact.
•	The board will give appropriate attention to written communications that are submitted to the board by our stockholders. The process for submitting such communications to the board is described below under the heading “Communications from Stockholders.”
•	Individual directors whose professional responsibilities outside of their involvement with the company change from those held when they were last elected to the board (except for promotions) should volunteer to resign from the board, giving the board an opportunity to review the appropriateness of their continued board membership under the changed circumstances.
•	Any director who turns age 73 while serving as a director is expected to retire from the board effective at the next annual meeting of stockholders following the date on which he or she turns 73.
•	Directors cannot serve on more than four other public company boards, audit committee members cannot serve on more than two other public company audit committees, and directors who are chief executive officers of other companies cannot serve on more than two other public company boards (including the board of their employer).
•	Directors must inform the chairman of the board and the chairman of the nominating and governance committee of any public company directorship they have been offered before accepting such offer to ensure that acceptance of such directorship would not create a conflict with the director’s duties as a director of the company.
Communications from Stockholders
Written communications to the board can be submitted by electronic mail on our Web site at idexx.com/aboutidexx/governance/contactdirectors, or by writing to our general counsel at the company’s headquarters address. Under procedures approved by a majority of the independent directors, the general counsel will review such communications and will forward them to the lead director or the other members of the board if they relate to important substantive matters and include suggestions or comments considered to be important for the directors to know. In general, the general counsel will forward communications to the directors if they are relevant to IDEXX’s governance, ethics and policies.

Director Compensation
The following describes compensation earned by our nonemployee directors during 2008. Directors who are employees receive no additional compensation for serving on the board.
Director Compensation
The table below sets forth compensation of the company’s nonemployee directors for 2008.

	Fees Earned		Stock		Option	All
	Or Paid		Awards $		Awards $	Other	Total
Name	In Cash		(6)		(8)	Compensation	Compensation

Thomas Craig	$55,000	(1)	$48,713		$39,392	$—	$143,105
Errol B. De Souza, PhD	50,000	(2)	48,713		39,392	—	138,105
William T. End	70,000		48,713		39,392	—	158,105
Rebecca M. Henderson, PhD	45,000	(3)	48,713		39,392	—	133,105
Barry C. Johnson, PhD	50,000		48,713		39,392	—	138,105
Brian P. McKeon	60,000	(4)	48,713		39,392	—	148,105
Robert J. Murray	60,000	(5)	48,713	(7)	39,392	—	148,105

(1)	Includes compensation in the amount of $55,000 deferred and issued as 1,160 deferred stock units, or DSUs, pursuant to the director deferred compensation plan, or Director Plan.

(2)	Includes compensation in the amount of $50,000 deferred and issued as 1,055 DSUs pursuant to the Director Plan.

(3)	Includes compensation in the amount of $45,000 deferred and issued as 949 DSUs pursuant to the Director Plan.

(4)	Includes compensation in the amount of $60,000 deferred and issued as 1,266 DSUs pursuant to the Director Plan.

(5)	Includes compensation in the amount of $60,000 deferred and issued as 1,266 DSUs pursuant to the Director Plan.

(6)	With the exception of Mr. Murray (see footnote 7), issued as DSUs pursuant to the Director Plan. Excludes DSUs received in lieu of deferred compensation as described in footnotes (1)-(5). Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R). See Note 5 in the notes to consolidated financial statements included in the 2008 annual report for the relevant assumptions used to determine the valuation of our stock awards. The grant date fair value of each stock award is $44,991 (calculated by rounding $45,000 to the nearest share on the date of deferral). As of December 31, 2008, the following are the aggregate number of DSUs accumulated in each nonemployee director’s deferral account for all years of service as a director, including DSUs issued for deferred fees as well as DSUs issued as annual grants to directors: Mr. Craig, 8,783; Dr. De Souza, 11,113; Mr. End, 6,129; Dr. Henderson, 10,523; Dr. Johnson, 4,234; Mr. McKeon, 11,638; Mr. Murray, 5,748.

(7)	Issued as restricted stock units, or RSUs, pursuant to Mr. Murray’s election to receive RSUs in lieu of DSUs, upon his meeting the stock ownership guidelines in 2007, as described below under “Equity Compensation.”

(8)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R). See Note 5 in the notes to consolidated financial statements included in the 2008 annual report for the relevant assumptions used to determine the valuation of our stock awards. As of December 31, 2008, each nonemployee director had the following number of stock options outstanding: Mr. Craig, 27,734; Dr. De Souza, 23,984; Mr. End, 33,734; Dr. Henderson, 19,400; Dr. Johnson, 2,934; Mr. McKeon, 19,400; Mr. Murray, 9,134.
Cash Compensation
Each of our directors who is not an officer or employee of IDEXX receives an annual fee of $45,000. Each director may elect to defer any amount of this annual fee in the form of deferred stock units, or DSUs, under our director deferred compensation plan, or Director Plan. In addition, nonemployee directors receive the following annual committee fees: $15,000 for the audit committee chairman and compensation committee chairman, $5,000 for other audit committee members, and $10,000 for the chairmen of other committees. The lead director received an additional $15,000 fee. Directors may elect to defer any amount of these committee fees in the form of DSUs. There are no additional fees for board meeting attendance.
Equity Compensation
Each of our nonemployee directors receives an annual grant of DSUs with a value of approximately $45,000 (calculated by rounding to the nearest share on the date of deferral). The number of DSUs is determined by dividing such amount by the price of the company’s common stock on the date of grant of the award, which generally is in February of each year. New nonemployee directors joining the board after the February grants are granted a pro rata number of DSUs based on the number of months remaining until the next year’s annual grant. The DSUs vest one year from the February grant date. Any director who meets the stock ownership guidelines described below at the time of the annual equity award grant may elect, in lieu of receiving DSUs, to receive a grant of restricted stock units valued at $45,000, which would vest one year from the date of grant.

Each of our nonemployee directors also receives a nonqualified stock option to purchase shares of common stock, which option is granted under the 2003 Stock Incentive Plan, or the 2003 Plan. The option is equal to $45,000 in Black-Scholes value consistent with the valuation approach used to make executive awards. The option exercise price per share for each director stock option is equal to the last reported sale price for a share of the company’s common stock on the NASDAQ Global Market on the date the option is granted. The options vest and become fully exercisable on the first anniversary of the date of grant. Upon a change in control (as defined in the 2003 Plan), options granted to all optionees, including to nonemployee directors, are subject to the following vesting provisions: 25% of the unvested options vest and become exercisable, unless the successor company in a corporate transaction (as defined in the 2003 Plan) does not assume or substitute option awards, in which case all options granted under the 2003 Plan become fully vested and exercisable. In addition, if an optionee, including any nonemployee director, is terminated by the successor company without cause within two years following a change in control, then all options held by such optionee become fully vested and exercisable.
In general, options granted under the 2003 Plan are not transferable, except by will or the laws of descent and distribution, and are exercisable during the lifetime of the director only while he or she is serving as a director of the company or within three months after he or she ceases to serve as a director of the company; provided, however, that the board has the discretion to allow a director to designate a beneficiary to exercise the options upon the director’s death. If a nonemployee director dies or becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code, or the Code) while serving as a director, or dies within three months after ceasing to serve as a director, options are exercisable within one year following the date of death or disability. No option is exercisable after seven years from the date of grant.
Director Deferred Compensation Plan
DSUs are subject to the terms of the Director Plan. The payment of fees in the form of DSUs is considered deferred compensation for federal income tax purposes. Any compensation deferred by a director is credited to an account established in the director’s name that is denominated as a number of DSUs having an aggregate value equal to the compensation deferred into such account divided by the price of a share of IDEXX common stock on the date of the applicable deferral. DSUs granted as described in the first paragraph under “Equity Compensation” above also are credited to this account. Director Plan account balances are not subject to any interest or other investment returns, other than returns produced by fluctuations in the price of a share of IDEXX common stock affecting the value of the DSUs in the account. One year after a director ceases to serve on the board for any reason, he or she will receive shares of common stock equal to the number of DSUs in his or her account. In addition, if the plan administrator of the Director Plan determines that a director has suffered an unforeseeable emergency (as defined in the Director Plan), the plan administrator may authorize the distribution of all or a portion of the director’s DSUs. Upon a change in control of the company (as defined in the Director Plan), any applicable deferral limitations or other restrictions on each director’s account will lapse, and the shares of IDEXX common stock distributed from such account will be deemed to have been outstanding immediately prior to the change in control.
Other Compensation
All directors are reimbursed for reasonable travel expenses incurred in connection with board and committee meetings. The company does not provide any other benefits including retirement benefits or perquisites to its directors. Except as described in this “Director Compensation” section, the company does not have any other arrangements for compensation or consulting agreements with its directors, other than compensation in consideration of employment paid to directors who are officers or employees of the company.

Director Stock Ownership Guidelines
The board has adopted stock ownership guidelines for directors. Under the guidelines, nonemployee directors are expected to own a number of shares of the company’s common stock having a value of $500,000 by the later of December 31, 2010 or seven years after joining the board. Directors’ compliance with these guidelines is measured annually on September 30. As of the first such measurement date on which a director holds shares with a value of at least $500,000, he or she shall be deemed to have satisfied the stock ownership guidelines in all future periods, provided that he or she continues to own at least the number of shares owned as of such measurement date. Vested DSUs credited to a director’s deferred compensation investment account, as described above, are included in calculating stock ownership pursuant to these guidelines.
Section 16(a) Beneficial Ownership Reporting Compliance
Under Section 16(a) of the 1934 Act, IDEXX’s directors, executive officers and any persons holding more than ten percent of our outstanding common stock are required to report their initial ownership of common stock and any subsequent changes in their ownership to the SEC. The SEC has established specific due dates and IDEXX is required to disclose in this proxy statement any failure to file by those dates.
Based solely on our review of (i) copies of Section 16(a) reports that IDEXX received from such persons for their transactions during IDEXX’s 2008 fiscal year and (ii) written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for IDEXX’s 2008 fiscal year, IDEXX believes that none of such persons failed to file on a timely basis reports required by Section 16(a).

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND OFFICERS
The table below shows the number of shares of our common stock beneficially owned as of March 9, 2009 by (a) each of our directors; (b) each of our executive officers named in the Summary Compensation Table shown on page 35, whom we refer to as the named executive officers, and (c) directors and executive officers of IDEXX as a group. Unless otherwise indicated, each person listed below has sole voting and investment power with respect to the shares listed.

			Total	Percentage of
	Number of Shares	Options	Number of Shares	Common Stock
Beneficial Owner	Owned (1)	Exercisable (2)	Beneficially Owned (3)	Outstanding (4)

Jonathan W. Ayers	83,213	1,352,320	1,435,533	2.38%
Thomas Craig	2,920	27,734	30,654	*
Errol B. De Souza, PhD	—	23,984	23,984	*
William T. End	24,470	33,734	58,204	*
Rebecca M. Henderson, PhD	2,000	19,400	21,400	*
Barry C. Johnson, PhD	—	2,934	2,934	*
Brian P. McKeon	5,000	19,400	24,400	*
Robert J. Murray	28,580	9,134	37,714	*

William C. Wallen, PhD	34,493	110,823	145,316	*
Merilee Raines	125,502	226,290	351,792	*
Conan R. Deady	19,067	134,219	153,286	*
Thomas J. Dupree	3,115	53,316	56,431	*

All current directors and executive officers as a group (18 persons)	340,803	2,133,103	2,473,906	4.05%

*	Less than 1%

(1)	Does not include DSUs. See “Director Compensation” on pages 10-11 for a description of DSUs issued to our nonemployee directors under the Director Plan as annual equity grants and voluntary deferrals of annual fees. See “Executive Deferred Compensation Plan” on page 39 for a description of DSUs issued to our officers upon an officer’s voluntary deferral of his annual bonus. The individuals holding fully vested DSUs are at risk as to the price of IDEXX common stock in their investment accounts. DSUs carry no voting rights, but are included in calculating stock ownership required by the company pursuant to its guidelines for directors and executive officers. The following directors and executive officers and the following group hold the indicated number of fully vested DSUs, resulting in the following total number of shares owned including DSUs:

		Total Number of Shares
	DSUs	Owned Including DSUs

Jonathan W. Ayers	29,582	112,795
Thomas Craig	9,202	12,122
Errol B. De Souza, PhD	11,494	11,494
William T. End	6,129	30,599
Rebecca M. Henderson, PhD	10,866	12,866
Barry C. Johnson, PhD	4,234	4,234
Brian P. McKeon	12,095	17,095
Robert J. Murray	6,206	34,786

William C. Wallen, PhD	—	34,493
Merilee Raines	—	125,502
Conan R. Deady	—	19,067
Thomas J. Dupree	—	3,115

All current directors and executive officers as a group (18 persons)	96,303	437,106

(2)	Consists of options to purchase common stock exercisable on or within 60 days of March 9, 2009.

(3)	The number of shares beneficially owned by each person or group as of March 9, 2009 includes shares of common stock that such person or group had the right to acquire on or within 60 days after March 9, 2009, including but not limited to, upon the exercise of stock options or vesting of RSUs, but does not include DSUs.

(4)	For each individual and group included in the table, percentage of ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 58,986,332 shares of common stock outstanding on March 9, 2009 and the number of shares of common stock that such person or group had the right to acquire on or within 60 days after March 9, 2009, including but not limited to, upon the exercise of stock options.

OWNERSHIP OF MORE THAN FIVE PERCENT
OF OUR COMMON STOCK
The table below shows the number of shares of our common stock beneficially owned as of December 31, 2008 by each person or group known by us to own beneficially more than 5% of the outstanding shares of IDEXX common stock. Share totals and descriptions of each person or group are based solely upon information derived from Schedules 13G or 13G/A as filed by the following entities pursuant to Section 13 of the Exchange Act and the rules promulgated thereunder.

	Number of Shares	Percentage of Common
Beneficial Owner	Beneficially Owned	Stock Outstanding (1)

Baron Capital Group, Inc. (2)	3,478,505	5.90%
767 Fifth Avenue New York, New York 10153
Ruane Cunniff & Goldfarb Inc. (3)	13,294,045	22.54%
767 Fifth Avenue, Suite 4701 New York, New York 10153-4798
Neuberger Berman Inc. (4)	3,988,870	6.76%
605 Third Avenue New York, New York 10158-3698
William Blair & Company, L.L.C. (5)	4,119,046	6.98%
222 W Adams Chicago, IL 60606

(1)	For each group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such group by the 58,986,332 shares of common stock outstanding on March 9, 2009.

(2)	Based solely upon information derived from a Schedule 13G filed by Baron Capital Group, Inc., BAMCO, Inc., an investment advisor and owned 100% by Baron Capital Group, Inc., Baron Capital Management, Inc., an investment advisor and owned 100% by Baron Capital Group, Inc., and Ronald Baron, Chairman and CEO of Baron Capital Group, Inc., BAMCO, Inc., and Baron Capital Management, Inc., (i) Baron Capital Group, Inc. reported that it had shared voting power of 3,398,605 shares and shared dispositive power of 3,478,505 shares; (ii) BAMCO, Inc. reported that it had shared voting power of 3,376,000 shares and shared dispositive power of 3,455,900 shares; (iii) Bamco Capital Management, Inc. reported that it had shared voting power of and shared dispositive power of 22,605 shares; and (iv) Mr. Baron reported that he had shared voting power of 3,398,605 shares and shared dispositive power of 3,478,505 shares. Baron Capital Group, Inc. and Mr. Baron disclaimed beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Mr. Baron. BAMCO, Inc. and Baron Capital Management, Inc. disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, Inc., Bamco Capital Management, Inc., and their affiliates.

(3)	Based solely upon information derived from a Schedule 13G/A filed by Ruane Cunniff & Goldfarb, Inc., it has the sole power to vote 8,485,611 shares and sole power to dispose of 13,294,045 shares.

(4)	Based solely upon information derived from a Schedule 13G/A filed by Neuberger Berman Inc., Neuberger Berman, LLC, Neuberger Berman Management LLC and Neuberger Berman Equity Funds, Neuberger Berman Inc. has the sole power to vote 234,696 shares, shared power to vote 3,101,968 shares and shared power to dispose of 3,988,870 shares. Of the 3,101,968 shares over which Neuberger Berman Inc. has shared voting power, Neuberger Berman, LLC and Neuberger Berman Management LLC (which are each 100% owned by Neurberg Berman Inc.) are deemed to be beneficial owners of these shares since they both have shared power to dispose of these shares. Of the 3,101,968 shares over which Neuberger Berman Inc. has shared voting power, Neuberger Berman Equity Funds is deemed to be a beneficial owner of 3,014,162 shares since it has shared voting and dispositive power of those shares. Neuberger Berman, LLC and Neuberger Berman Management LLC serve as sub-advisor and investment manager, respectively, of Neuberger Berman Inc.’s various mutual funds. The holdings of Lehman Brothers Asset Management LLC and Lehman Brothers Asset Management Inc., affiliates of Neuberger Berman, LLC are also aggregated to comprise the holdings referenced herein. The 886,902 share difference in voting and investment power is a result of client accounts over which Neuberger Berman, LLC has shared power to dispose of, but not vote, the shares.

(5)	Based solely upon information derived from a Schedule 13G filed by William Blair & Company, L.L.C., it has the sole power to vote and dispose of 4,119,046 shares.

ELECTION OF DIRECTORS
(PROPOSAL ONE)
The board of directors is divided into three classes, designated as Class I directors, Class II directors and Class III directors. Members of each class hold office for three-year terms. Class I consists of three directors whose terms expire at the 2009 annual meeting of stockholders, Class II consists of three directors whose terms expire at the 2011 annual meeting of stockholders, and Class III consists of two directors whose terms expire at the 2010 annual meeting of stockholders.
The board, upon recommendation of the nominating and governance committee, has nominated William T. End, Barry C. Johnson, PhD and Brian P. McKeon to serve as Class I directors with a term expiring at the 2012 annual meeting of stockholders. Messrs. End and McKeon and Dr. Johnson are currently Class I directors and have indicated a willingness to serve, if elected. If any of the director nominees is unable to serve, proxies can be voted for a substitute nominee, unless the board chooses to reduce the number of directors on the board.
There are no family relationships among the executive officers or directors of IDEXX.
Nominees for Class I Directors Whose Terms Would Expire in 2012

William T. End, age 61, has been a director of IDEXX since July 2000. Mr. End was the Executive Chairman of the Board of Cornerstone Brands, Inc., a catalog retailer, from March 2001 until his retirement in June 2002, and served as Chairman and Chief Executive Officer of Cornerstone Brands, Inc. from 1995 until March 2001. From 1991 to 1995, Mr. End was employed by Land’s End, Inc., including as President and Chief Executive Officer, and from 1975 to 1991 he was employed by L.L. Bean, Inc., including as Executive Vice President. Mr. End is a director of Eddie Bauer Holdings, Inc. Land’s End, Inc., L.L. Bean, Inc. and Eddie Bauer Holdings, Inc. are all catalog retailers.

Barry C. Johnson, PhD, age 65, has been a director of IDEXX since March 2006. Dr. Johnson was Dean, College of Engineering, Villanova University from August 2002 until April 2006. He served as Chief Technology Officer of Honeywell International Inc., a diversified technology and manufacturing company, from July 2000 to April 2002. Prior to that, Dr. Johnson served as Corporate Vice President of Motorola, Inc., a global communications company, and Chief Technology Officer for that company’s Semiconductor Product Sector. Dr. Johnson also serves as a director of Rockwell Automation, Inc., a global automation solutions company, and Cytec Industries, Inc., a global specialty chemicals and materials company.

Brian P. McKeon, age 46, has been a director of IDEXX since July 2003. Mr. McKeon has been Executive Vice President & Chief Financial Officer of Iron Mountain Incorporated, a provider of information protection and storage services, since 2007. Prior to joining Iron Mountain, from 2000 to 2007, Mr. McKeon was Executive Vice President and Chief Financial Officer of The Timberland Company, a provider of premium outdoor footwear, apparel and accessories. From 1991 to 2000, Mr. McKeon held several finance and strategic planning positions with PepsiCo, Inc., serving most recently as Vice President Finance of Pepsi-Cola, North America. Prior to joining PepsiCo, Mr. McKeon worked as a strategy consultant with the Alliance Consulting Group and as an auditor with Coopers & Lybrand.

Class II Directors Whose Terms Expire in 2011

Thomas Craig, age 54, has been a director of IDEXX since December 1999. Mr. Craig has been a Director/Trustee and co-founder since 1983 of Monitor Company Group, L.P., a family of consulting and investment companies committed to helping clients improve their competitiveness. He currently works out of the Office of the Chairman and focuses on national competitiveness and security, Asia, the Middle East, Africa, and executive education.

Errol B. De Souza, PhD, age 55, has been a director of IDEXX since February 2003. Since April 2003, Dr. De Souza has served as a director of Archemix Corp., a private biopharmaceutical company developing aptamer therapeutics. From April 2003 until March 2009, Dr. De Souza also served as President and Chief Executive Officer of Archemix. Dr. De Souza was President and Chief Executive Officer of Synaptic Pharmaceutical Corporation, a GPCR-based drug discovery and development company, from 2002 until the completion of its merger with Lundbeck (a Danish Pharmaceutical Company) in 2003. From 1998 to 2002, Dr. De Souza was Senior Vice President and Site Head, U.S. Drug Innovation and Approval (R&D) of Aventis Pharmaceuticals, Inc., and its predecessor company Hoechst Marion Roussel, a global pharmaceutical company. While at Aventis, Dr. De Souza was Chairman of the Technology Committee of Merial Ltd., an animal health joint venture between Merck and Aventis. Prior to that, from 1992 to 1998, Dr. De Souza was a co-founder, Executive Vice President of R&D and a director of Neurocrine Biosciences, Inc., a biopharmaceutical company. Dr. De Souza is also a director of Palatin Technologies, Inc., Targacept, Inc. and Bionomics Limited.

Rebecca M. Henderson, PhD, age 48, has been a director of IDEXX since July 2003. Dr. Henderson has served as the Eastman Kodak Professor of Management at the Sloan School of the Massachusetts Institute of Technology since 1988, where she specializes in technology strategy and the broader strategic problems faced by firms in high technology industries. Dr. Henderson has also been a research fellow at the National Bureau of Economic Research since 1995. Dr. Henderson is a director of Ember Corporation and also sits on the editorial boards of Management Science, Administrative Science Quarterly, Research Policy, The Economics of Innovation and New Technology, and the Strategy Management Journal.

Class III Directors Whose Terms Expire in 2010

Jonathan W. Ayers, age 52, has been Chairman of the Board, Chief Executive Officer and President of IDEXX since January 2002. Prior to joining IDEXX, from 1999 to 2001, Mr. Ayers was President of Carrier Corporation, the then-largest business unit of United Technologies Corporation, and from 1997 to 1999, he was President of Carrier Asia Pacific Operations. From 1995 to 1997, Mr. Ayers was Vice President, Strategic Planning at United Technologies. Before joining United Technologies, from 1986 to 1995, Mr. Ayers held various positions at Morgan Stanley & Co. in mergers and acquisitions and corporate finance. Prior to Morgan Stanley, Mr. Ayers worked as a strategy consultant for Bain & Company from 1983 to 1986 and was in the field sales organization of IBM’s Data Processing Division from 1978 to 1981. Mr. Ayers holds an undergraduate degree in molecular biophysics and biochemistry from Yale University and graduated from Harvard Business School in 1983.

Robert J. Murray, age 67, has been a director of IDEXX since February 2005. Mr. Murray was Chairman of the Board and Chief Executive Officer of New England Business Service, Inc., a business-to-business direct marketing company, from 1995 until his retirement in 2004. Prior to that, from 1961 to 1995, Mr. Murray held various executive positions at The Gillette Company, including as Executive Vice President, North Atlantic Group from 1991 to 1995, and as Chairman of the Board of Management of Braun AG, a subsidiary of Gillette headquartered in Germany, from 1985 to 1990. Mr. Murray is also a director of The Hanover Insurance Group, Inc., LoJack Corporation, Tupperware Brands Corporation and Delhaize Group.

Recommendation of the Board of Directors
The board of directors recommends that you vote FOR the election of the three Class I Director nominees listed above.

ADOPTION OF THE 2009 STOCK INCENTIVE PLAN
(PROPOSAL TWO)
On February 11, 2009, our board of directors adopted, subject to stockholder approval, the IDEXX Laboratories, Inc. 2009 Stock Incentive Plan (the “2009 Plan”). The 2009 Plan is being adopted because our existing stock incentive plan, the 2003 Plan, has a limited number of shares remaining for issuance. If approved by our stockholders, all grants of stock awards to our employees and directors will be made under the 2009 Plan. All outstanding awards under the 2003 Plan will remain outstanding, but no further grants will be made under the 2003 Plan. If the stockholders do not approve the 2009 Plan, the company will continue to grant awards under the 2003 Plan until the shares authorized for issuance under the 2003 Plan are completely depleted. As of March 9, 2009, 1,543,195 shares remain available for grant under the 2003 Plan.
A total of 5,200,000 shares of Common Stock will be available for issuance pursuant to awards granted under the 2009 Plan. The purpose of the 2009 Plan is to allow the company to design and grant stock-based awards that will provide long-term incentives to employees and directors, while aligning the interests of award recipients with those of the company’s stockholders. The board believes that the 5,200,000 shares available for issuance under the 2009 Plan are necessary to permit the company to continue to provide the type of long-term, performance-based compensation necessary to allow the company to attract, retain and motivate employees and directors.
The following is a brief description of the 2009 Plan. This summary is qualified in its entirety by reference to the 2009 Plan, a copy of which is attached to this proxy statement as “Appendix A”. You may also obtain a copy of the 2009 Plan by accessing this proxy statement as filed with the SEC on the Internet at sec.gov, by accessing the Investor Relations section of the company’s Web site, idexx.com/aboutidexx/investorrelations/sec, or by contacting the corporate secretary of the company.
Administration
The 2009 Plan is administered by the board of directors and the compensation committee and the granting of awards is discretionary. The board has the authority to grant awards, to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2009 Plan and to interpret the provisions of the 2009 Plan. The board may delegate any or all of its authority to administer the 2009 Plan as it deems appropriate to one or more committees of the board, at least one of which shall be the compensation committee of the board and, as permitted by law, to executive officers of the company. The board may also delegate to one or more executive officers the power to grant awards to employees or officers other than executive officers, provided that the board will fix the terms of such awards and the maximum number of shares subject to such awards.
Eligibility
All employees and directors of IDEXX and its corporate subsidiaries are eligible to receive awards under the 2009 Plan. Under present law, however, incentive stock options may be granted only to employees. As of March 9, 2009 approximately 4,755 persons were eligible to receive awards under the 2009 Plan, including the company’s 11 executive officers and seven non-employee directors.
Awards
The 2009 Plan provides for the grant of incentive stock options that qualify under Section 422 of the Code, nonstatutory options, stock appreciation rights, restricted stock awards, and other stock unit awards, as such terms are defined in the 2009 Plan.
Shares Subject to the 2009 Plan
If the amendment is approved by the stockholders, the 2009 Plan will authorize the issuance of a number of shares of common stock equal to 5,200,000 shares less the shares subject to awards granted under the 2003 Plan after December 31, 2008. For this purpose, any shares that are subject to awards of options or stock appreciation rights granted after December 31, 2008 will be counted against the share limit as one share for every share granted, and any shares that are subject to other awards, such as restricted stock, granted after December 31, 2008, will be counted against the share limit as two shares for every share granted. Thus, the impact of adoption of the 2009 Plan is that as of January 1, 2009 the Company will have been authorized to issue no more than an aggregate of 5,200,000 shares under all shareholder approved stock incentive plans, including the 2009 Plan. No more than 5,200,000 shares will be available for the grant of incentive stock options under the 2009 Plan. To satisfy the requirements of Section 162(m) of the Code, the 2009 Plan provides that the maximum number of shares upon which awards may be granted to a participant may not exceed 1,200,000 shares in any year. When the 2003 Plan was approved by the stockholders in 2003, the company’s 1991 Stock Option Plan (the “1991 Plan”), the 1998 Stock Incentive Plan (the “1998 Plan”) and the 2000 Director Plan (the 1991 Plan, 1998 Plan and 2000 Director Plan are collectively referred to as the “Prior Plans”) were terminated, except that any outstanding options granted under such plans as of the termination date remained outstanding and in effect. If the 2009 Plan is approved by the stockholders, the 2003 Plan will also become a Prior Plan and will be terminated, except that any outstanding awards granted under such plans as of the termination date will remain outstanding and in effect.

If any awards under the 2009 Plan, or after December 31, 2008 any awards outstanding under the Prior Plans, are forfeited, settled for cash or expire, those shares will again be available for grant under the 2009 Plan. Shares tendered by a participant or withheld by the company in payment of the purchase price of an option or to satisfy any tax withholding obligation with respect to an award, and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right or exercise of such right, shall not again be available for issuance under the 2009 Plan. Any shares that again become available for grant after December 31, 2008 shall be added back as one share if such shares were subject to options or stock appreciation rights under the 2009 Plan or the Prior Plans, and as two shares if such shares were subject to other awards under the 2009 Plan or the Prior Plans.
The 2009 Plan also permits awards to be granted and shares to be issued through the assumption or substitution of outstanding grants from an acquired or merged company. These assumed or substituted awards do not count toward the total share limit. In addition, any shares available for grant under any pre-existing plans of a company acquired by IDEXX or with which IDEXX combines may be used for awards under the 2009 Plan (as adjusted using the exchange ratio or other adjustment formula used in such acquisition or combination to determine the consideration payable to each parties’ stockholders) without counting toward the total share limit under the 2009 Plan. Awards issued using such available shares from pre-existing plans shall be made only to individuals who were not employees or directors of IDEXX prior to the acquisition or combination, and may not be made after the date awards could have been made under the terms of the pre-existing plan.
The shares issued under the 2009 Plan may consist, in whole or in part, of authorized but unissued shares or treasury shares.
Adjustments
In the event of a merger, reorganization, consolidation, recapitalization, stock dividend, extraordinary cash dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting IDEXX common stock, the board shall make appropriate and equitable adjustments and other substitutions to the 2009 Plan, and to awards under the 2009 Plan. Such adjustments may include adjustments in the maximum number of shares subject to the 2009 Plan, the maximum number of shares upon which awards may be granted to a participant and in the number and price of securities subject to awards granted under the 2009 Plan.
Options
Options to purchase shares of common stock may be granted under the 2009 Plan, either alone or in addition to other awards. A stock option may be granted in the form of an incentive stock option or a non-qualified stock option.
The price at which a share may be purchased under an option may not be less than the fair market value of a share on the date the option is granted, except for options granted through the assumption or substitution of options from an acquired or merged company. Unless the board establishes another method, fair market value means the last reported sale price for common stock reported on the NASDAQ Global Market on the relevant date. The 2009 Plan permits the board to establish the term of each option, but no option will be exercisable after seven years from the grant date of the option. No options granted under the Prior Plans after December 31, 2008 will have a term of more than seven years from the grant date. Options will be exercisable at such time or times as determined by the board at or subsequent to grant. The exercise price is generally payable in cash or delivery of other consideration having a fair market value on the exercise date equal to the total option price; to the extent permitted by the board, by delivery of certain unconditional undertakings by or instructions to a creditworthy broker to deliver the exercise price; or by any combination of cash and other consideration as the board may specify.

In order to maintain status as an incentive stock option, the fair market value of shares subject to incentive stock options vesting in a particular year cannot exceed $100,000 per participant (or if greater, the maximum amount permitted under Section 422 of the Code), determined using the aggregate fair market value of the shares of common stock subject to such options on the date of grant.
Stock Appreciation Rights
Stock appreciation rights entitle a participant to receive upon exercise an amount equal to the number of shares subject to the award multiplied by the excess of the fair market value of a share at the time of exercise over the grant price of such share. Stock appreciation rights may be granted to participants either alone or in addition to other awards and may, but need not, relate to a specific option. Any stock appreciation right shall not have an exercise price less than the fair market value on the date of grant or a term of more than seven years from the grant date, except for options granted through the assumption or substitution of options from an acquired or merged company. No stock appreciation rights granted under the Prior Plans after December 31, 2008 will have a term of more than seven years from the grant date. Any stock appreciation rights related to an option other than an incentive stock option may be granted at the same time the option is granted. Any stock appreciation rights related to an incentive stock option must be granted at the same time the option is granted.
A stock appreciation right related to an option, or the applicable portion thereof, will terminate and no longer be exercisable upon the termination or exercise of the related option, except that any stock appreciation right granted with respect to less than the full number of shares covered by a related option will not be reduced until the exercise or termination of the related option exceeds the number of shares not covered by the stock appreciation right. Any option related to a stock appreciation right that is exercised will cease to be exercisable to the extent the related stock appreciation right has been exercised.
Restricted Stock
Restricted stock awards are stock awards that are generally subject to repurchase and/or forfeiture in favor of IDEXX, as may be determined by the board, during a period specified by the board. Restricted stock awards may be issued to participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other awards granted under the 2009 Plan. Except as otherwise determined by the board, upon termination of employment for any reason during the restriction period, any portion of a restricted stock award still subject to restriction will be forfeited by the participant and reacquired or repurchased by IDEXX.
Other Stock Unit Awards
Other awards of common stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, common stock or other property may be granted to participants, either alone or in addition to other awards. Other stock unit awards may be paid in shares of common stock or cash as the board may determine. Other stock unit awards are also available as a form of payment in the settlement of other awards granted under the 2009 Plan or as payment in lieu of compensation to which a recipient is otherwise entitled.
Shares (including securities convertible into shares) granted as other stock unit awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into shares) purchased pursuant to a purchase right granted as an other stock unit award will be purchased for such consideration as the board may determine, which will not be less than the fair market value of such shares or other securities as of the date such purchase right is awarded.
Other stock unit awards include deferred stock units issued to the company’s directors under the Director Plan and to its executive officers under the Executive Plan (see “Director Deferred Compensation Plan” on page 11 and “Executive Deferred Compensation Plan” on page 39).

Change in Control
The 2009 Plan provides that unless the Board determines otherwise at the time of grant of an award, upon a change in control (as defined below) (i) 25% of the unvested shares subject to outstanding options and stock appreciation rights shall become exercisable and vested; (ii) the restrictions and deferral limitations applicable to 25% of the outstanding restricted stock shall lapse; and (iii) the restrictions, deferral limitations and other conditions applicable to 25% of the outstanding other stock unit awards or any other awards shall lapse. In addition, if the employment or directorship of any participant is terminated by the successor company without cause within two years, then each award held by such participant shall become fully vested, exercisable in full and free of restrictions.
Awards granted under the 2009 Plan shall not accelerate as described in the preceding paragraph upon a merger, reorganization or consolidation or a disposition of all or substantially all of IDEXX’s assets (each a “corporate transaction”), in which the successor company does not assume or substitute such awards. In such circumstances, awards granted under the 2009 Plan shall become fully vested, exercisable in full and free of restrictions.
The 2009 Plan also provides that, in the event of a change in control, the board may provide that each option or stock appreciation right shall be cancelled in exchange for payment of the amount by which the fair market value per share of common stock prior to the change in control change exceeds the purchase price for such option or stock appreciation right multiplied by the number of shares granted under the option or stock appreciation right.
A “change in control” means, with certain exceptions: (i) an acquisition of beneficial ownership of 30% or more of either (A) the outstanding common stock of IDEXX or (B) the combined voting power of the outstanding voting securities of IDEXX entitled to vote in the election of directors; (ii) a change in the composition of the board such that the individuals who, as of the effective date of the 2009 Plan, constitute the board, together with other individuals selected by such incumbent directors, cease to constitute a majority of the board; (iii) a corporate transaction (as defined above); or (iv) the approval by our stockholders of a complete liquidation or dissolution of IDEXX.
Awards to “Covered Employees”
If the compensation committee determines at the time of grant of a restricted stock award or other stock unit award that the participant is, or may be as of the end of the tax year in which IDEXX would claim a tax deduction in connection with such award, a “covered employee” within the meaning of Section 162(m) of the Code, then the compensation committee may make the lapsing of restrictions and the payment of the award subject to IDEXX having achieved one or more specified performance goals established by the compensation committee. Performance goals will be based on the attainment of specified levels of one or more of the following: earnings before interest, taxes, depreciation and amortization (EBITDA), net cash provided by operating activities, free cash flow, earnings per share, earnings per share from continuing operations, operating income, revenues, operating margins, return on operating assets, return on equity, economic value added, stock price appreciation, total stockholder return, cost control, strategic initiatives, market share, before- or after-tax income, or return on invested capital of the company or a subsidiary or division of the company for or within which the participant is primarily employed. The compensation committee also will have the discretion to reduce (but not increase) the final amount of any such award. The performance goals also may be based on the achievement of performance levels achieved by the company relative to the performance of other companies. The performance goals may be applied excluding the impact of changes for restructurings, discontinued operations, extraordinary items and other unusual or nonrecurring items, and the cumulative effects of accounting changes, as determined under generally accepted accounting principles. The performance goals are required to be set by the compensation committee in a manner that satisfies the requirements of Section 162(m) of the Code.
Effective Date, Term, Amendment and Termination
The 2009 Plan will become effective upon approval by our stockholders and will remain in effect until May 5, 2019, except that the board may at any time amend, alter, suspend or terminate the 2009 Plan. However, no such amendment may be made without stockholder approval if such approval is required to qualify for or comply with tax or regulatory requirements which the board deems desirable or necessary, or if such amendment is material, including material increases in the benefits to participants, material increases in the number of shares available under the 2009 Plan (except increases permitted upon the occurrence of an event described in “Adjustments” above), material modifications to the requirements for eligibility to participate in the plan, and expansion of the types of awards issuable under the plan. In addition, no amendment may be made without the consent of an affected participant if such action would impair his or her rights under an outstanding award. Except in certain circumstances, the board may amend the terms of any award, prospectively or retroactively, including to provide that any award shall become immediately exercisable or free of restrictions, in full or in part. However, the 2009 Plan prohibits the board from amending the 2009 Plan or any options or stock appreciation rights without stockholder approval to reduce the exercise price, or canceling or amending any options or stock appreciation rights, without stockholder approval, for the purpose of repricing, replacing or regranting such awards with an exercise price that is less than the exercise price of the original award, or in exchange for cash or another award under the 2009 Plan.

General Provisions
The 2009 Plan provides that, except under certain circumstances in connection with a participant’s hire or termination or in the event of a change in control, no award issued to an employee of IDEXX shall vest less than one year from the date of grant, unless such award is issued in lieu of compensation to which the participant is otherwise entitled.
The board is authorized to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting us or our financial statements or changes in applicable laws, regulations or accounting principles. The board may also establish procedures for participants to direct the company to retain shares of common stock in satisfaction of withholding tax obligations.
Awards under the 2009 Plan may not be transferred, sold, assigned, pledged or otherwise encumbered by the participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and during the life of the participant, awards shall be exercisable only by the participant. However, if so determined by the board, a participant may designate a beneficiary to exercise the rights of the participant with respect to any award upon the death of the participant. Any award so assigned or transferred shall be subject to all the terms and conditions of the 2009 Plan and the instrument evidencing the award.
The 2009 Plan provides that any award providing for deferral of compensation shall comply with Section 409A of the Code, unless the board, at the time of grant, specifically provides that the award is not intended to comply with Section 409A of the Code. Subject to the provisions of the 2009 Plan and any award agreement, the recipient of an award (including, without limitation, any deferred award) may, if so determined by the board, be entitled to receive, currently or on a deferred basis, cash dividends, or cash payments in amounts equivalent to cash dividends, with respect to the number of shares of common stock covered by the award, and the board may provide that such amounts (if any) will be deemed to have been reinvested in additional shares of common stock or otherwise reinvested.
Federal Income Tax Consequences
The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 2009 Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that all awards are exempt from, or comply with, Section 409A of the Code relating to nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.
Incentive Stock Options
A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the shares acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the shares. If a participant sells the shares more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the shares prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the shares for more than one year and otherwise will be short-term. If a participant sells the shares at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the shares for more than one year and otherwise will be short-term.
Nonstatutory Stock Options
A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory shares option equal to the value of the shares on the day the participant exercised the option less the exercise price. Upon sale of the shares, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the shares for more than one year and otherwise will be short-term.
Stock Appreciation Rights
A participant will not have taxable income upon the grant of a stock appreciation right. A participant will have compensation income upon the exercise of a stock appreciation right equal to the amount of the cash and the fair market value of any stock received. If the participant receives shares upon exercise of a stock appreciation right, upon sale of the shares, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock
A participant will not have income upon the grant of restricted shares unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the shares less the purchase price. When the shares are sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the date of grant. If the participant does not make an 83(b) election, then when the shares vest the participant will have compensation income equal to the value of the shares on the vesting date less the purchase price. When the shares are sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the shares on the vesting date. Any capital gain or loss will be long-term if the participant held the shares for more than one year and otherwise will be short-term.
Other Stock-Based Awards
The tax consequences associated with any other stock-based award granted under the plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, whether the award includes a deferral feature and the participant’s holding period and tax basis for the award or underlying common stock.
Tax Consequences to Us
There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.
New Plan Benefits
Awards under the 2009 Plan are made at the discretion of the compensation committee; therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future. For information regarding grants made to the named executive officers in 2008, please refer to page 35. On March 9, 2009, the closing price of the common stock on the NASDAQ Global Market was $28.59.
Recommendation of the Board of Directors
The Board of Directors recommends that you vote FOR the proposal to approve the 2009 Plan.

AMENDMENT TO 1997 EMPLOYEE STOCK PURCHASE PLAN
(PROPOSAL THREE)
On February 11, 2009, our board of directors adopted, subject to stockholder approval, an amendment to the 1997 Employee Stock Purchase Plan, or the 1997 Plan, to increase the number of shares of common stock authorized for issuance under the 1997 Plan from 1,240,000 to 1,590,000 shares.
The purpose of the 1997 Plan is to provide an opportunity for eligible employees of the Company to purchase shares of Common Stock through accumulated payroll deductions. As of March 9, 2009, 1,236,339 shares had been purchased by employees as a group under the 1997 Plan and 63,661 shares were available for future purchases. If the amendment is not approved by stockholders, the Board believes that the Company will be unable to provide the opportunity for eligible employees to purchase shares of Common Stock through payroll deductions. Therefore, the Board of Directors believes that the proposed amendment is in the best interests of IDEXX and its stockholders.
The following is a brief description of the 1997 Plan. All share amounts in the following description of the 1997 Plan have been adjusted to reflect the stock split that was effective on November 26, 2007. This summary is qualified in its entirety by reference to the 1997 Plan, a copy of which is attached to the proxy statement as “Appendix B”. You may also obtain a copy of the 1997 Plan by accessing the proxy statement as filed with the SEC on the Internet at sec.gov, by accessing the Investor Relations section of the company’s Web site, idexx.com/aboutidexx/investorrelations/sec, or by contacting the corporate secretary of IDEXX.
Administration
The 1997 Plan is administered by the compensation committee. The compensation committee is authorized to make rules and regulations for the administration of the 1997 Plan.
Eligibility
All employees of the company are eligible to participate in the 1997 Plan provided that: they are regularly employed by the company or a designated subsidiary for more than five months in a calendar year and for more than 20 hours a week; they have been employed by the company or a designated subsidiary for at least one month prior to enrolling in the 1997 Plan; and they are employees of the company or a designated subsidiary on the first day of the applicable offering period. Employees of the company, its domestic subsidiaries and certain international subsidiaries located in countries in which participation by payroll withholding is permitted may participate in the 1997 Plan. However, no person will be eligible to participate in the plan if he or she possesses five percent or more of the voting power of the company’s or any subsidiary’s common stock immediately after the grant of an option under the plan. No employee may purchase shares of stock with an aggregate value of more than $25,000 per calendar year in which the option is outstanding under the plan (and all other employee stock purchase plans of the company and its subsidiaries), determined by the value of such shares as of the date the option is granted. As of March 9, 2009, approximately 3,200 employees of the company were eligible to participate in the 1997 Plan.
Offerings; Number and Purchase Price of Shares
The 1997 Plan consists of quarterly offerings, which commence on January 1, April 1, July 1 and October 1 (unless the compensation committee of the board provides for a different offering period, not to exceed 12 months). Each offering commencement period will begin a three-month offering period during which payroll deductions will be made and held for the purchase of shares at the end of that period.
Prior to each offering commencement date, an eligible employee may participate in the offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office. The form will authorize a regular payroll deduction from the employee’s compensation during the offering period. Unless an employee files a new form or withdraws from the 1997 Plan, his or her deductions and purchases will continue at the same rate for future offerings as long as the 1997 Plan remains in effect.

If the amendment is approved by the stockholders, a total of up to 1,590,000 shares may be purchased under the 1997 Plan. An employee may elect to have up to 5% deducted from his or her salary for the purpose of purchasing stock under the 1997 Plan and the company will maintain payroll deduction accounts for each participant based on their election. At the beginning of each offering period, each participant will be granted an option to purchase, on the last day of the offering period (the exercise date), the number of shares of common stock determined by dividing $6,250 by the last reported sale price of the common stock on the NASDAQ Global Market on the first day of the offering. The option price is 85% of the closing price of the common stock on the exercise date. Each participant’s option will automatically be exercised on the exercise date using his or her payroll contributions, subject to the maximum share limit described above. Any balance remaining in an employee’s payroll deduction account in excess of the option price at the end of an offering period will be automatically refunded to the employee. Any balance remaining in an employee’s payroll deduction account that is less than the option price shall remain in the employee’s account for the next offering period. If the company receives requests from employees to purchase more than the number of shares available during any offering, the available shares will be allocated on a pro rata basis to subscribing employees.
A participant may not increase or decrease his or her payroll deduction during an offering period. However, a participant may withdraw the entire balance in his or her account at any time up to the last payroll deadline for the last pay date in an offering period, but may not begin participation again for the remainder of the offering period. Partial withdrawals are not permitted. An employee may participate in any subsequent offering in accordance with the terms and conditions established by the committee. On March 9, 2009, the closing sale price of the common stock on the NASDAQ Global Market was $28.59.
Termination of Employment or Death
If a participant’s employment terminates, including by death, prior to the last business day of an offering period, no payroll deduction will be taken from any pay due to the participant and the balance of the participant’s account shall be paid to the participant or, in the event of the participant’s death, (a) to a beneficiary designated by the participant, (b) in the absence of a designated beneficiary, to the executor or administrator of the participant’s estate, or (c) if no executor or administrator have been appointed, to such person as the company may designate.
Adjustments for Changes in Capitalization
In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of common stock other than an ordinary cash dividend, (i) the number and class of securities available under the 1997 Plan, (ii) the share purchase limitations, and (iii) the option price will be appropriately adjusted to the extent determined by the compensation committee.
Adjustments Upon Reorganization Event
The 1997 Plan defines a “reorganization event” as: (a) any merger or consolidation of the company with or into another entity as a result of which all of the common stock converts into or is exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all the company’s common stock for cash, securities or other property pursuant to a share exchange transaction, or (c) any liquidation or dissolution of the company. If a reorganization event occurs, the compensation committee will take any one or more, or any combination, of the following actions as to outstanding options on such terms as the committee determines: (i) provide that options will be assumed, or substantially equivalent options will be substituted, by the acquiring or succeeding corporation; (ii) upon written notice to participants, provide that all outstanding options will be terminated as of the effective date of the reorganization event and will become exercisable to the extent of accumulated payroll deductions as of a date specified by the committee in such notice (which date shall not be less than 10 days preceding the effective date of the reorganization event); (iii) upon written notice to participants, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participants on such date; (iv) in the event of a reorganization event under the terms of which holders of common stock will receive upon consummation of the event, a cash payment for each share surrendered in the reorganization event (the acquisition price), make or provide for a cash payment to an employee equal to (A) the acquisition price times the number of shares of common stock subject to the participant’s option (to the extent the option price does not exceed the acquisition price) minus (B) the aggregate option price of such option, in exchange for the termination of such option; and (v) provide that, in connection with our liquidation or dissolution, options shall convert into the right to receive liquidation proceeds (net of the option price thereof).

Termination and Amendment of Plan
The board may at any time terminate or amend the 1997 Plan. No such amendment shall be made to the 1997 Plan (a) without approval of the stockholders of the company if approval of such amendment is required by Section 423 of the Code, or (b) which would cause the plan to fail to comply with Section 423 of the Code. Upon termination of the 1997 Plan, all amounts in the accounts of participants will be promptly refunded.
Federal Income Tax Consequences
The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the 1997 Plan and with respect to the sale of common stock acquired under the 1997 Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.
Tax Consequences to Participants
A participant will not have income upon enrolling in the 1997 Plan or upon purchasing shares at the end of an offering.
A participant may have both compensation income and capital gain income or both compensation income and a capital loss upon the sale of shares that were acquired under the 1997 Plan. The amount of each type of income and loss will depend on when the participant sells the shares.
If the participant sells the shares more than two years after the commencement of the offering during which the shares were purchased and more than one year after the date that the participant purchased the shares, then the participant will have compensation income equal to the lesser of:
•	15% of the value of the shares on the day the offering commenced; and
•	the participant’s profit (the excess of the sales proceeds over the purchase price).
Any excess profit will be long-term capital gain. If the participant sells the shares at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.
If the participant sells the shares prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the shares on the day he or she purchased the shares less the purchase price. If the participant’s profit exceeds the compensation income, then the excess profit will be capital gain. If the participant’s profit is less than the compensation income, then the participant will have a capital loss equal to the value of the shares on the day he or she purchased the shares less the sales proceeds. This capital gain or loss will be long-term if the participant has held the shares for more than one year and otherwise will be short-term.
Tax Consequences to the Company
There will be no tax consequences to the company except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

New Plan Benefits
Because participation under the 1997 Plan is a voluntary election by our employees, we are not able to determine the benefits that will be available in the future to particular individuals. The following table sets forth the value and number of shares that were purchased under the 1997 Plan in 2008 by the following persons and groups:
Shares Purchased Under the 1997 Employee Stock Purchase Plan during 2008

	Number of	Value of Shares
Name and Position	Shares	Purchased (1)

Jonathan W. Ayers President and Chief Executive Officer	429	$21,133
William C. Wallen, PhD Senior Vice President and Chief Scientific Officer	429	21,133
Merilee Raines Corporate Vice President and Chief Financial Officer	—	—
Conan R. Deady Corporate Vice President, General Counsel and Secretary	—	—
Thomas J. Dupree Corporate Vice President, Companion Animal Group	452	22,630
Current executive officers as a group	2,218	109,589
Current non-employee Directors as a group (2)	—	—
All employees other than executive officers as a group	77,292	$3,609,041

(1)	The dollar value of shares purchased under the 1997 Plan was computed by multiplying the number of shares purchased times the market price of the common stock on the purchase date. In accordance with the terms of the 1997 Plan, the shares of common stock were purchased at a price equal to 85% of the fair market value of the common stock on the last day of the purchase period.

(2)	Non-employee directors are not eligible to participate in the 1997 Plan.
The executive officers of the company have an interest in this proposal as they may purchase shares under the 1997 Plan.
Recommendation of the Board of Directors
The Board of Directors recommends that you vote FOR the proposal to approve the amended 1997 Plan.
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL FOUR)
The audit committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2009.
Although stockholder approval of the audit committee’s selection of PricewaterhouseCoopers LLP is not required by law, the board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If this proposal is not approved at the annual meeting, the audit committee will reconsider its selection of PricewaterhouseCoopers LLP. Even if the appointment is ratified, the audit committee, in its discretion, can direct the appointment of a different firm at any time during the year if the audit committee determines that such a change would be in the company’s and the stockholders’ best interests.
Independent Auditors’ Fees
The following table summarizes the fees of PricewaterhouseCoopers LLP billed to us for each of the last two fiscal years for audit services, and billed to us in each of the last two fiscal years for other services. For fiscal year 2008, audit fees also include an estimate of amounts not yet billed.

	Fiscal Years Ended December 31,
	2008	2007

Audit fees	$1,543,097	$1,565,940
Audit-related fees	46,500	76,500
Tax fees	340,205	436,354
All other fees	—	—

	$1,929,802	$2,078,794

Audit Fees. Consists of fees billed for professional services rendered for the audit of IDEXX’s annual financial statements and review of the interim financial statements included in quarterly reports; the audit of the effectiveness of internal control over financial reporting; statutory audits or financial audits for subsidiaries or affiliates of IDEXX; services associated with periodic reports and other documents filed with the SEC; consultation concerning accounting or disclosure treatment of transactions or events and actual or potential impact of final or proposed rules, standards or interpretations by the SEC, the Financial Accounting Standards Board, or other regulatory or standard setting bodies; and assistance with and review of documents provided to the SEC in responding to SEC comments.
Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of IDEXX’s financial statements and are not reported under “Audit Fees.” These services include due diligence services pertaining to potential acquisitions.
Tax Fees. Consists of tax compliance ($83,152 and $102,769 in 2008 and 2007, respectively), and tax advice and tax planning ($257,053 and $333,585 in 2008 and 2007, respectively). These services included United States federal, state and local tax planning, advice and compliance; international tax planning, advice and compliance; and review of federal, state, local and international income, franchise and other tax returns.
Out-of-Pocket Expenses and Value Added Taxes. Included in the fee schedule above are amounts billed by the independent auditors for out of pocket expenses ($76,146 and $62,579 in 2008 and 2007, respectively), and value added taxes ($38,849 and $50,849 in 2008 and 2007, respectively).
Audit Committee Pre-Approval Policy
The audit committee has adopted a policy for the pre-approval of audit and nonaudit services performed by our independent auditor, and the fees paid by the company for such services, in order to assure that the provision of such services does not impair the auditor’s independence. Under the policy, at the beginning of the fiscal year, the audit committee pre-approves the engagement terms and fees for the annual audit. Under the policy, certain types of other audit services, audit-related services and tax services have been pre-approved by the audit committee. Any services that have not been pre-approved by the audit committee as previously described, must be separately approved by the audit committee prior to the performance of such services.
Pre-approved fee levels for all pre-approved services are established periodically by the audit committee. The audit committee then periodically reviews actual and anticipated fees for the pre-approved services against the pre-approved fee levels. Any anticipated fees exceeding the pre-approved fee levels require further pre-approval by the audit committee.
With respect to each service for which separate pre-approval is proposed, the independent auditor will provide a detailed description of the services to permit the audit committee to assess the impact of the services on the independence of the independent auditor.
The audit committee may delegate pre-approval authority to one or more of its members and has delegated such authority to the chairman of the audit committee. The audit committee member to whom such authority is delegated must report any pre-approval decisions to the audit committee at the next scheduled meeting. The audit committee does not delegate its pre-approval responsibilities to management of the company.
During the last fiscal year, no services were provided by PricewaterhouseCoopers LLP that were approved by the audit committee pursuant to the de minimis exception to pre-approval contained in the SEC’s rules.
Recommendation of the Board of Directors
The board of directors recommends that you vote FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009.

COMPENSATION DISCUSSION AND ANALYSIS
The following discussion summarizes the company’s compensation philosophy and programs generally, as well as their application and relationship to compensation awards and decisions made with respect to the year ended December 31, 2008. This discussion should be read in conjunction with the other compensation information contained in this proxy statement.
Compensation Administration
The company’s executive compensation policies and programs are established and administered by the compensation committee, with advice and assistance from certain members of management and the committee’s compensation consultants. A full description of the administration of the company’s compensation programs is set forth under “Compensation Committee” on pages 5-7.
Compensation Philosophy
Objectives. The fundamental objectives of the company’s executive compensation program are to:
(i)	attract, motivate and retain exceptionally talented employees in a competitive employment environment;

(ii)	align employee interests with shareholder interests by providing that a significant percentage of compensation is contingent on both near-term and long-term corporate performance;

(iii)	maintain a simple, consistent, equitable and transparent framework that permits flexibility and appropriate room for judgment; and

(iv)	use compensation judiciously, including equity plan compensation, to achieve business objectives without undue transfer of value from shareholders to employees.
The company has selected the elements of the company’s compensation program to achieve these objectives.
The company generally chooses to employ common compensation elements across the management team, differentiating primarily by size of award rather than by types of compensation or benefits. The company believes that this approach provides simplicity of administration, promotes fairness and transparency, and reinforces collaboration throughout the team. For these reasons the company also maintains a straightforward compensation structure, which consists almost entirely of salary, annual discretionary bonus, and annual equity award grants.
The company does not maintain post-retirement benefit plans for executives and, with limited exceptions described below, there are no compensation or other benefit plans available to executive officers that are not available on the same terms to other company employees. The company does not generally enter into employment agreements (other than change in control agreements) with executives other than the chief executive officer and chief scientific officer.
Mix of Fixed and Contingent Compensation. Consistent with the company’s objective of aligning executive interests with shareholder interests, the company believes that a majority of total target compensation for executive officers should be contingent on corporate performance. The company believes that by having a majority of total compensation tied to performance, executive officers will be appropriately motivated to maximize shareholder value. Contingent compensation comprises annual discretionary bonuses and equity awards. Annual discretionary cash bonuses are awarded by the compensation committee based on its subjective evaluation of each executive’s performance during the year and therefore provide relatively short-term performance related incentives. Equity awards, which typically vest over a five-year period, provide incentives to executives to maximize longer term company performance. The company believes that the combination of these short- and long-term performance-related elements, together with a market-competitive base salary, provides the desired mix of incentives to executives.
The company’s philosophy is that executive officers are in positions that have the most direct impact on corporate performance and therefore a larger percentage of their total compensation should be linked to corporate performance. Therefore, bonus opportunity is a higher percentage of base salary and equity award size is greater relative to cash compensation for executive officers than for other management employees. The compensation committee believes that the chief executive officer has the highest impact on shareholder value creation, and should thus have the greatest percentage of risk and consequent reward associated with corporate performance.

Base Salary. The company’s principal objective in setting base salary is to be reasonably competitive with the market. The company has found that it is difficult to attract talent unless the company can pay a base salary that is generally competitive with the salaries that executives can earn in comparable positions at similar companies. To determine market competitiveness, the company evaluates market data from general manufacturing, medical, biotechnology, and life sciences companies, and companies within the peer group described under “Market Analysis” below. The market data is drawn from market surveys conducted by Towers Perrin (general industry companies with annual revenues less than $3 billion, Hewitt Associates (general industry companies with annual revenues between $0.5 billion and $2.5 billion), and Radford (life sciences companies with greater than 500 employees), and the peer group data is compiled by FW Cook, the committee’s compensation consultant, from proxy statement data. The company believes that it has been able to attract top executive talent while generally maintaining base salaries of executive officers below the median for companies in the peer group. While competitiveness of base salary is an important criterion used by the compensation committee, the committee will also consider other factors such as wealth accumulation, individual performance, and bonus awards, in setting base salaries for executive officers.
The company annually budgets total cash compensation to increase by roughly the amount reported by general US industry surveys on projected salary trends. The company looks at surveys prepared by WorldatWork, Economic Research Institute, Mercer, and Radford. This budgeted rate applies to all employees, including executives. The actual salary increase for any employee, including any executive, may be higher or lower than the budgeted increase as a result of individual performance or adjustments deemed to be necessary to remain market competitive. Generally, salary increases of more than one to three percentage points above the budgeted increase are made only to ensure that the employee’s salary remains market competitive or in the event of a promotion or material expansion of job scope.
Annual Cash Bonus. The company pays an annual discretionary cash bonus to management employees, including executive officers, that is intended to reward executives for annual performance. The company uses a target bonus framework under which each employee has a target bonus opportunity equal to a specified percentage of base salary. Among the executive officer group, the chief executive officer has a target bonus of 100% of base salary and the remaining corporate officers have a target bonus of 60% of base salary. These specific percentages are consistent with the company’s philosophy, described above, regarding the relative weighting of fixed and contingent compensation. Based on market data reviewed by the compensation committee, the committee believes that these targets also are adequate to cause total cash compensation to remain market competitive, while also generally remaining below the median total cash compensation for the peer group.
The percentage of target bonus paid to any executive officer can range from zero to two times the target and in each case is a subjective determination made by the compensation committee based on those factors that it deems relevant to evaluating the executive’s performance over the year. In the case of executive officers reporting to the chief executive officer, the chief executive officer makes specific bonus recommendations to the committee. Factors relevant to the amount of bonus that is paid consist primarily of the executive’s performance against the individual goals established at the beginning of the year as part of the company’s performance management process applicable to all management employees, and the company’s performance against the operating budget approved by the board of directors at the beginning of the year. However, there is no specific link between the achievement of individual performance goals or budget targets and the percentage of target bonus that the executive receives. The compensation committee may elect to award a cash bonus that is greater than, less than, or equal to target without regard to whether the company or the individual achieves any particular performance goal.
The committee believes that discretionary bonus awards are preferable to formulaic awards because they permit the committee to consider and weigh all factors that it may deem relevant to an executive’s performance in a particular period, which factors and weighting may differ from period to period. The committee believes that a formulaic approach, on the other hand, would skew the focus of executives toward short-term financial performance, which is more easily measured, at the expense of building the business and the organization for the long term. Similarly, such an approach would provide a disincentive for management to change course or reallocate resources where necessary to respond to new risks or opportunities, because management would be reluctant to stop pursuing the pre-established objectives on which their performance would be measured. In these respects, the committee believes that its more flexible, subjective approach to bonus awards helps to ensure that executives are not provided with an incentive to take inappropriate risks in order to meet short-term financial objectives and drive short-term stock performance.

In February 2008 the board of directors adopted and the stockholders approved the 2008 Incentive Compensation Plan. The compensation committee designated Mr. Ayers as the sole participant in the plan for the 2008 fiscal year and determined that, for purposes of determining the maximum incentive payment under the 2008 Plan, operating income would be adjusted to eliminate the effects of changes in currency exchange rates and discrete items described under “2008 Incentive Compensation Plan” on pages 39-40.
Equity Compensation. The company’s equity compensation comprises stock options and restricted stock unit awards, or RSUs, which are intended to provide long-term incentives to management employees. Stock options are provided to ensure that management only realize a portion of their compensation to the extent that shareholder value is created. RSUs are provided to align management with shareholders and provide retention irrespective of stock price changes. Executive officers receive 75% of equity award value in the form of stock options and 25% of award value in RSUs. RSUs are regarded as a lower risk award, since they will always have value upon vesting, whereas vested stock options will have value only to the extent that the market price for the company’s stock is higher than the exercise price of the option, which equals at least the fair market value on the grant date. Given the different risk/reward characteristics of the two types of awards, the committee believes that the grant to executive officers of equity awards comprising a greater proportion of stock options relative to RSUs is consistent with its philosophy that employees in positions that have the most direct impact on corporate performance should bear the highest risk, and have the highest potential reward, associated with corporate performance.
In determining the size of equity awards to each executive officer, the committee begins with a target dollar award value. The target value is set based upon the responsibilities inherent in each executive officer’s position and, relative to cash compensation, is intended to give effect to the company’s philosophy regarding mix of fixed versus contingent compensation. The target value of equity awards is not established as a specific percentage of any benchmark and is not related to the company’s historical performance versus comparator companies.
In 2008, target equity award values were $825,000 for the chief executive officer, $280,000 for the chief scientific officer, and $225,000 for all other executive officers. Although target equity award sizes are set for each position, the actual size of annual dollar award value is a subjective determination based on the executive’s job scope relative to other officers, the executive’s long-term leadership potential, the size of prior awards to the executive, the value already derived from those awards, the executive’s total compensation relative to median total compensation for comparable positions as derived from the market data, and the impact of the award values on shareholder dilution and shareholder value transfer.
The board of directors has adopted an equity award granting policy that provides when and how equity awards are granted by the compensation committee. This policy provides for fixed award dates that are, to the extent possible, tied to compensation committee meetings and occur outside the quarterly quiet periods during which the company’s executive officers and directors are precluded from selling shares. Most equity awards, including all annual awards to executive officers, are made on February 14 of each year, which shortly follows both the February compensation committee meeting at which prior year bonuses and current year salary determinations are made, and the company’s earnings announcement for the fourth quarter of the prior year. The exercise price of all stock options granted by the committee generally equals the closing sale price of the common stock on the date of grant and in any case will not be less than such price. Most stock options and RSUs vest ratably over five years. Beginning with awards in February 2007, all stock options have a seven-year term.
Market Analysis. The compensation committee has found that market data is useful in connection with the committee’s design of a compensation program and determination of salaries and equity and bonus award targets for executive officers. Such data permits the committee to determine the competitiveness of the company’s compensation packages relative to similar companies. However, the committee does not target any particular percentage of total compensation or any element of compensation to the survey data. Instead, the committee uses the data as a reference point to ensure that the company’s compensation packages are sufficiently competitive to attract and retain talent, while at the same time ensuring that the company is prudently managing compensation expense.

The compensation committee annually determines a peer group of publicly traded companies with input from FW Cook, its compensation consultant. The peer group comprises companies in medical technology, medical device, and life sciences businesses that are deemed by the committee to be reasonably comparable to the company based on revenue, net income, total employees, market capitalization and business model. In February 2008, when the compensation committee set 2008 base salaries and made 2008 equity awards, the companies in the peer group were: Affymetrix, Beckman Coulter, Bio-Rad Laboratories, Dade Behring Holdings, Dionex, Gen-Probe, Immucor, Inverness Medical Innovations, Invitrogen, Millipore, Resmed, Respironics, Varian and VCA Antech. Three of the companies in the peer group in 2007 (Biosite, Cytyc, and Diagnostics Products Company) were removed from the 2008 peer group because they were acquired by other companies; two companies in the 2007 peer group (Edwards Life Sciences and Perkin Elmer) were deemed inappropriate for the 2008 peer group because of their higher sales levels and different businesses; and two companies from the 2007 peer group (CONMED and Cambrex) were deemed too small for the 2008 peer group based on sales and market capitalization. The companies added to the 2008 peer group (Affymetrix, Dionex, Gen-Probe, Immucor, Inverness Medical Innovations, Invitrogen, Millipore, Resmed, Respironics, and Varian) were judged by the compensation committee to be more directly comparable to the company based on the factors described above. Certain information regarding the size and value of the peer group companies relative to the company is set forth below.
Peer Group Comparisons (1)
($ million)

		Market	Net Income	2008 P/E
	Sales	Capitalization	(2)	Ratio	Employees

Peer Group 75th Percentile	$1,300	$3,724	$106	29.7	5,925
Peer Group Median	977	3,468	73	22.1	4,268
Peer Group 25th Percentile	432	2,438	49	20.2	1,535
IDEXX Laboratories, Inc.	828	3,353	92	30.1	3,900
IDEXX Laboratories Percentile Rank (3)	43%	45%	69%	76%	48%

(1)	Information is obtained or derived from the 2007 Annual Reports on Form 10-K for the company and the companies in the peer group. The price/earnings (P/E) ratio for 2008 is obtained from the Cowen and Company Publicly Traded Medical Technology Company Database.

(2)	Excludes extraordinary items and discontinued operations in accordance with generally accepted accounting principles.

(3)	Percentile is calculated by determining the company’s rank relative to the companies within the peer group.
Personal Benefits and Perquisites. As noted above, the provision of special perquisites and benefits to executives is inconsistent with the company’s philosophy to maintain a simple, transparent compensation structure where distinctions are made in the amount, but not the type, of compensation. Accordingly, the only benefits available exclusively to executive officers are company-funded, elective supplemental disability coverage and annual executive physical exams, which have a combined value of under $10,000 per executive. The supplemental disability coverage is provided to make available additional financial security in the case of disability and annual physical exams are provided since the health of the company’s officers is critical to their performance. The company does not provide cars, private air travel, family travel reimbursement or other special travel benefits to executive officers. The company does not maintain lodging for the benefit of executive officers or reimburse executive officers for lodging expenses except in connection with business travel. The company does not provide personal services to executive officers or reimburse executive officers for any such services except that it reimburses the chief executive officer for tax return preparation and planning services not to exceed $10,000 annually without compensation committee approval. The tax return preparation and planning service is provided to the chief executive officer to maximize the amount of time that he is able to spend on company business rather than personal financial matters. The company does not provide club memberships or other personal social or entertainment benefits to executive officers, nor does it reimburse executive officers for any such costs.
Stock Ownership and Retention Guidelines. The company maintains stock ownership guidelines to ensure that the interests of executives and directors are aligned with those of shareholders. Under these guidelines, the company’s chief executive officer is expected to hold shares of common stock having an aggregate value equal to or greater than three times his or her annual base salary, and other executive officers are expected to hold shares having an aggregate value equal to or greater than one times their annual base salaries. The compensation committee believes that the higher multiple applicable to the chief executive officer is appropriate given the greater relative scope of responsibilities and greater compensation associated with this position. In addition, executives are required to retain certain shares of common stock acquired upon exercise of stock options. Executive officers who do not yet satisfy the ownership guidelines must retain at least 50% of the shares remaining from an option exercise after payment of the exercise price and taxes, and executive officers who already satisfy the guidelines must retain at least 25% of such shares.

Executives are expected to comply with the share ownership guidelines within five years after their date of hire or promotion to executive officer. The compensation committee annually reviews the compliance of each executive officer with the guidelines. As of September 30, 2008, the committee determined that all executive officers were in compliance with the guidelines.
Change in Control Agreements. The committee believes that executive officers have a greater risk of job loss or modification as a result of a change in control transaction than other employees. Accordingly, the company has entered into change in control agreements with each of its executive officers under which they will receive certain payments and benefits upon qualifying terminations that follow a change in control. The principal purpose of these agreements is to provide executives with appropriate incentive to remain with the company before, during and after any change in control transaction by providing them with security in the event their employment is terminated or materially changed following a change in control. By providing this security, the agreements help ensure that the executives support any potential change in control transaction that may be in the best interests of the company’s shareholders, even while the transaction may create uncertainty in the executive’s personal employment situation. The committee believes that the payment of salary and benefits for two years following a qualifying termination (three years in the case of the chief executive officer) is reasonable and appropriate to achieve the desired objectives of the agreements and is consistent with market practices. The agreements generally provide for an excise tax gross-up since the company believes that the change in control payments are appropriate excluding the effect of the excise tax. Also, the determination of whether the excise tax applies is somewhat arbitrary as it is heavily influenced by the executive officers’ date of hire and stock option exercise history. The executive officers’ change in control payments are reduced to avoid the excise tax if the excise tax gross-up would be substantially greater than the value provided to the executive. The specific terms of these agreements as well as estimates of amounts that would have been payable to the named executive officers if a qualifying termination had occurred as of December 31, 2008 are described on pages 42-43 under “Change in Control Agreements.”
The current forms of change in control agreements became effective as of January 1, 2007 and, for those executive officers employed by the company at that time, superseded change in control agreements previously entered into between the company and its executive officers. The forms of the current agreements were determined solely by the compensation committee, and executive officers did not negotiate any element of the agreements with the company, except that payment of three years compensation and benefits following a qualifying termination was specifically negotiated by Mr. Ayers when he joined the company in 2002 and was incorporated in his new agreement. The committee determined the form of agreement following receipt of advice from FW Cook regarding best practices in structuring these types of agreements. This advice included an analysis of the terms of change in control agreements adopted by companies within the peer group of companies. The compensation committee considered this comparison in evaluating the appropriateness of the new change in control agreements since these agreements are part of the typical employment arrangements for executives within the company’s peer group and within industry generally. However, the committee made its own determination of the terms to be included in the company’s agreements.
Section 162(m) Considerations. Section 162(m) of the Code disallows a tax deduction to public companies for certain compensation in excess of $1,000,000 paid to the corporation’s chief executive officer and three other officers (other than the chief financial officer) whose compensation is required to be reported to our stockholders pursuant to the 1934 Act. Certain performance-based compensation approved by the company’s stockholders, including option grants under the company’s 2003 Plan, generally is not subject to the deduction limit. Generally, section 162(m) has not been relevant to the compensation of any of the executive officers other than the chief executive officer. In 2008, the board of directors adopted and the stockholders approved the 2008 Incentive Compensation Plan, under which annual bonus awards to executive officers designated by the compensation committee as performance-based compensation are not subject to the deduction limit. See “2008 Incentive Compensation Plan” on pages 39-40.
Analysis of 2008 Compensation
Base Salary. In 2008 the named executive officers other than the chief executive officer received an average base salary increase of 6.8%. This average increase was higher than the company average because the committee determined that the base salaries of certain executive officers were significantly below the applicable median salaries in both the peer group and as reflected in the market data. As described above, the philosophy of the committee is that base salaries should be reasonably competitive with the market and the committee has sought to raise the salaries of these executive officers gradually over a number of years toward the market median. Therefore the committee raised the salaries of Ms. Raines, Mr. Deady, and Mr. Dupree by 6.9%, 7.7%, and 15.6%, respectively. The committee also has determined that the total direct compensation of these executive officers has been significantly below market measures and, as described below, the committee also has used equity awards as a means to close this gap.

Annual Cash Bonus. In February 2009, the compensation committee awarded discretionary bonuses for 2008 performance to the named executive officers. In determining bonus awards payable to all of the named executive officers, the committee first approved an overall management bonus pool based on its subjective evaluation of both 2008 financial performance versus budget and long-term shareholder value creation measured primarily by the company’s success in achieving or making progress against numerous strategic and operating objectives.
In evaluating the company’s financial performance during 2008, the committee considered the extent of the company’s achievement of its budget for revenues, earnings per share and free cash flow. The committee noted that the company did not achieve its budget for revenues, but nonetheless achieved its budgeted earnings per share through careful management of expenses in a rapidly deteriorating economic environment. In evaluating the impact of management’s performance on the company’s shortfall to its revenue budget, the committee considered the impact of economic factors outside the control of the company and therefore did not attribute the entirety of the shortfall to management performance. The committee noted that the company did not achieve its free cash flow target after adjusting the target for changed circumstances that were not contemplated in the budget.
In evaluating long-term shareholder value creation, the committee considered the company’s share price performance, but also took into consideration the extent to which this performance was influenced by economic factors. The committee also considered the company’s achievement of objectives related to new product development and launch, commercial strategy execution, system implementation, product quality, regulatory compliance, and leadership development.
In determining individual bonus awards, in addition to the factors described above the committee also considered Mr. Ayers’s evaluation of the performance of each of the other named executive officers relative to their individual goals developed at the beginning of 2008 as a part of the company’s performance management process. The committee then made a subjective determination of each officer’s bonus. Differences in bonuses among the named executive officers (other than the chief executive officer) as a percentage of their respective base salaries resulted primarily from the committee’s and the chief executive officer’s subjective consideration of differences in individual performance during 2008, each officer’s total compensation relative to officers with similar responsibilities at companies within the peer group, and internal equity among all of the company’s executive officers.
Equity Awards. In determining the size of equity awards granted to named executive officers in 2008 the compensation committee reviewed tally sheets that summarized for each named executive officer the value of outstanding vested and unvested stock options and the cumulative value realized by the executives upon exercise of stock options since commencement of employment. The committee also considered the total direct compensation of each of the executive officers relative to the median total direct compensation in the peer group and in the market data, although the committee did not target any particular percentage of the median total direct compensation in making these awards. The committee considered this information as well as the prospects for long-term contribution by each of the named executive officers in making the 2008 equity awards.
Chief Executive Officer Compensation. In February 2008, the committee determined that Mr. Ayers’s performance over several years, as measured in particular by growth in earnings per share and shareholder return, had been significantly above average, and that accordingly his base salary should at least approximate the median base salaries in the peer group and the survey data. Accordingly the committee increased Mr. Ayers’s base salary 7.7% to $700,000, which was between the medians in the two sets of data. For similar reasons, in considering the February 2008 equity award grant to Mr. Ayers, the committee sought to target Mr. Ayers’s total direct compensation near the medians for the peer group and the survey data. The committee therefore granted Mr. Ayers an annual equity award that caused Mr. Ayers’s total direct compensation to fall between the medians for the peer group and the survey data.

In February 2009 the committee awarded Mr. Ayers a bonus of $675,000 for performance during 2008. This award, which was slightly below the target for the chief executive officer, reflected the committee’s subjective evaluation of corporate performance as described above under “Annual Cash Bonus.” In light of global economic conditions, the committee also determined that Mr. Ayers’s base salary would not be increased in 2009, and would remain at $700,000.
COMPENSATION COMMITTEE REPORT
The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis for the year ended December 31, 2008. Based on this review and discussion, the compensation committee recommended to the board, and the board has approved, that the Compensation Discussion and Analysis be included in the proxy statement for the year ended December 31, 2008.
By the compensation committee of the board of directors,
Robert J. Murray, Chairman
Thomas Craig
Errol B. De Souza, PhD
William T. End

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Summary Compensation Table
The following table sets forth the compensation earned during 2008, 2007 and 2006 by IDEXX’s chief executive officer, chief financial officer and the three other highest-paid executive officers for IDEXX’s 2008, 2007 and 2006 fiscal year.

				Stock	Option	All Other		Total
Name and Principal Position	Year	Salary	Bonus	Awards (1)	Awards (1)	Compensation		Compensation

Jonathan W. Ayers (2)	2008	700,000	$675,000	$148,624	$1,160,864	$13,133	(3)	$2,697,621
President and Chief	2007	650,000	650,000	82,452	1,173,788	13,773	(4)	2,570,013
Executive Officer	2006	600,000	650,000	33,609	1,155,216	16,295	(5)	2,455,120

William C. Wallen, PhD	2008	375,000	200,000	28,668	215,372	11,787	(6)	830,827
Senior Vice President and	2007	365,000	275,000	17,517	345,128	10,487	(7)	1,013,132
Chief Scientific Officer	2006	350,000	255,000	6,655	506,815	11,887	(8)	1,130,357

Merilee Raines	2008	310,000	200,000	48,815	208,851	10,071	(9)	777,737
Corporate Vice President	2007	290,000	225,000	27,004	210,928	2,021	(10)	754,953
and Chief Financial Officer	2006	260,000	200,000	8,268	231,837	2,021	(10)	702,126

Conan R. Deady	2008	280,000	160,000	42,612	180,784	10,046	(11)	673,442
Corporate Vice President,	2007	260,000	180,000	25,164	181,947	8,746	(12)	655,857
General Counsel & Secretary	2006	230,000	175,000	6,655	198,797	8,596	(13)	619,048

Thomas J. Dupree (14)	2008	260,000	155,000	47,434	153,005	8,050	(15)	623,489
Corporate Vice President,	2007	225,000	185,000	27,771	127,787	6,750	(15)	572,308
Companion Animal Group

(1)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007 and 2006 in accordance with FAS 123(R). See Note 5 in the notes to consolidated financial statements included in the 2008 annual report for the relevant assumptions used to determine the valuation of our stock awards and stock options.

(2)	Reflects compensation Mr. Ayers received as an employee. Mr. Ayers received no additional compensation for his service as a director.

(3)	Consists of IDEXX’s matching contribution under the IDEXX retirement and incentive savings plan in the amount of $8,050, supplemental disability insurance premiums paid by IDEXX in the amount of $1,933 and reimbursement for tax preparation services in the amount of $3,150

(4)	Consists of IDEXX’s matching contribution under the IDEXX retirement and incentive savings plan in the amount of $6,750, supplemental disability insurance premiums paid by IDEXX in the amount of $1,933, an executive physical paid by IDEXX in the amount of $2,000 and reimbursement for tax preparation services in the amount of $3,090.

(5)	Consists of IDEXX’s matching contribution under the IDEXX retirement and incentive savings plan in the amount of $6,600, supplemental disability insurance premiums paid by IDEXX in the amount of $1,933 and reimbursement for tax preparation services in the amount of $7,763.

(6)	Consists of IDEXX’s matching contribution under the IDEXX retirement and incentive savings plan in the amount of $8,050 and supplemental disability insurance premiums paid by IDEXX in the amount of $3,737.

(7)	Consists of IDEXX’s matching contribution under the IDEXX retirement and incentive savings plan in the amount of $6,750 and supplemental disability insurance premiums paid by IDEXX in the amount of $3,737.

(8)	Consists of IDEXX’s matching contribution under the IDEXX retirement and incentive savings plan in the amount of $6,600, supplemental disability insurance premiums paid by IDEXX in the amount of $3,737 and an executive physical paid by IDEXX in the amount of $1,550.

(9)	Consists of IDEXX’s matching contribution under the IDEXX retirement and incentive savings plan in the amount of $8,050 and supplemental disability insurance premium paid by IDEX in the amount of $2,021.

(10)	Consists of supplemental disability insurance premiums paid by IDEXX.

(11)	Consists of IDEXX’s matching contribution under the IDEXX retirement and incentive savings plan in the amount of $8,050 and supplemental disability insurance premiums paid by IDEXX in the amount of $1,996

(12)	Consists of IDEXX’s matching contribution under the IDEXX retirement and incentive savings plan in the amount of $6,750 and supplemental disability insurance premiums paid by IDEXX in the amount of $1,996.

(13)	Consists of IDEXX’s matching contribution under the IDEXX retirement and incentive savings plan in the amount of $6,600 and supplemental disability insurance premiums paid by IDEXX in the amount of $1,996.

(14)	Since Mr. Dupree first became a named executive office in 2007, this table includes only his 2008 and 2007 compensation.

(15)	Consists of IDEXX’s matching contribution under the IDEXX retirement and incentive savings plan.

Grants of Plan-Based Awards
The following table sets forth each grant of an award made to the named executive officers during IDEXX’s 2008 fiscal year. All awards were made under the 2003 Stock Incentive Plan.

			All Other	All Other
			Stock	Option		Grant
			Awards:	Awards:	Exercise/	Date
			# of	# of	Base	Fair
			Shares of	Securities	Price of	Value of
			Stock/	Underlying	Option	Stock
	Grant	Action	Units	Options	Awards	Option
Name	Date	Date (1)	(2)(4)	(3)(4)	(5)	Awards (6)

Jonathan W. Ayers (7)	2/14/2008	2/13/2008	6,000			$341,700
Jonathan W. Ayers	2/14/2008	2/13/2008		60,000	$56.95	918,486
William C. Wallen, PhD	2/14/2008	2/13/2008	988			56,267
William C. Wallen, PhD	2/14/2008	2/13/2008		11,003	56.95	168,435
Merilee Raines	2/14/2008	2/13/2008	1,932			110,027
Merilee Raines	2/14/2008	2/13/2008		22,169	56.95	339,365
Conan R. Deady	2/14/2008	2/13/2008	1,502			85,539
Conan R. Deady	2/14/2008	2/13/2008		17,243	56.95	263,958
Thomas J. Dupree	2/14/2008	2/13/2008	1,717			97,783
Thomas J. Dupree	2/14/2008	2/13/2008		19,706	56.95	301,661

(1)	On February 13, 2008, the compensation committee approved the grant of the above stock options and restricted stock units at the closing sale price of the common stock on the NASDAQ Global Market on February 14, 2008.

(2)	Granted as restricted stock units that vest in equal annual installments over a five-year period commencing on the first anniversary of the date of grant.

(3)	Options become exercisable in equal annual installments over a five-year period commencing on the first anniversary of the date of grant.

(4)	Pursuant to the 2003 Plan, upon a change in control of IDEXX, each outstanding stock option or restricted stock unit award held by all employees of IDEXX, including executive officers, shall become exercisable and vested and free from restrictions as to 25% of the number of shares as to which such award would otherwise be subject to vesting or restrictions, unless the successor company in a corporate transaction (as defined in the 2003 Plan) does not assume or substitute such awards, in which case all awards granted under the 2003 Plan become fully vested and exercisable and free from restrictions. Under the change in control agreements between the company and each of its executive officers, vesting of options and restricted stock units held by each executive officer may accelerate in full in the event of a change in control of the company followed by a qualifying termination of the executive officer’s employment. See “Change in Control Agreements” on pages 42-43.

(5)	The exercise price per share of each option is equal to the closing sale price of the common stock on the NASDAQ Global Market on the date of grant.

(6)	See Note 5 in the notes to consolidated financial statements included in the 2008 annual report for the relevant assumptions used to determine the valuation of our stock options.

(7)	In the event of termination of Mr. Ayers’s employment by the company other than for cause except following a change in control, his stock options and RSUs will continue to vest in accordance with their terms for two years (see “Employment Agreements” on page 41).
In addition to the footnotes to the Summary Compensation Table and Grants of Plan-Based Awards table above, the following sections of this proxy statement further describe other material factors of the compensation and awards described in those tables. For a description of the material terms of Mr. Ayers’s and Dr. Wallen’s employment agreements and the change in control agreements for each of the executive officers, see “Employment Agreements” on page 41 and “Change in Control Agreements” on pages 42-43; for an explanation of the amount of salary and bonus in proportion to total compensation, and a description of the criteria applied in determining grants of plan-based awards, see the “Compensation Discussion and Analysis” beginning on page 28.

Outstanding Equity Awards at Fiscal Year End
The table below sets forth information with respect to unexercised options and stock that has not vested for each of the named executive officers as of the end of IDEXX’s 2008 fiscal year.

		Option Awards				Stock Awards
							Market
		# of	# of			# of	Value of
		Securities	Securities			Shares/	Shares or
		Underlying	Underlying		Option	Units	Units of
	Grant	Unexercised	Unexercised	Option	Expiration	of Stock	Stock that have
	Date	Options	Options	Exercise	Date	Not	Not
	(1)	Exercisable	Unexercisable	Price	(2)	Vested	Vested (3)

Jonathan W. Ayers	1/28/2002	860,320	—	$12.6000	1/28/2012
	2/06/2003	150,000	—	17.1350	2/06/2013
	2/05/2004	88,000	22,000	25.4500	2/04/2014
	2/03/2005	60,000	40,000	28.6550	2/02/2015
	2/14/2006	24,000	36,000	38.3350	2/13/2013	3,000	$108,240
	2/14/2007	40,000	160,000	50.0000	2/13/2014
	2/14/2007	12,000	48,000	41.9350	2/13/2014	4,800	173,184
	2/14/2008	—	60,000	56.9500	2/13/2015	6,000	216,480

William C. Wallen, PhD	9/08/2003	72,918	—	21.3000	9/08/2013
	2/03/2005	18,000	12,000	28.6550	2/02/2015
	2/14/2006	4,736	7,104	38.3350	2/13/2013	588	21,215
	2/14/2007	2,300	9,198	41.9350	2/13/2014	1,072	38,678
	2/14/2008	—	11,003	56.9500	2/13/2015	988	35,647

Merilee Raines	2/04/2000	40,000	—	8.8438	2/04/2010
	2/07/2001	40,000	—	11.3438	2/07/2011
	2/12/2002	40,000	—	13.3150	2/12/2012
	2/06/2003	40,000	—	17.1350	2/06/2013
	2/05/2004	19,200	4,800	25.4500	2/04/2014
	2/03/2005	15,600	10,400	28.6550	2/02/2015
	2/14/2006	5,920	8,880	38.3350	2/13/2013	738	26,627
	2/14/2007	4,088	16,352	41.9350	2/13/2014	1,906	68,768
	2/14/2008	—	22,169	56.9500	2/13/2015	1,932	69,707

Conan R. Deady	2/07/2001	3,890	—	11.3438	2/07/2011
	2/12/2002	40,000	—	13.3150	2/12/2012
	2/06/2003	32,000	—	17.1350	2/06/2013
	2/05/2004	17,600	4,400	25.4500	2/04/2014
	2/03/2005	13,200	8,800	28.6550	2/02/2015
	2/14/2006	4,736	7,104	38.3350	2/13/2013	588	21,215
	2/14/2007	4,088	16,352	41.9350	2/13/2014	1,906	68,768
	2/14/2008	—	17,243	56.9500	2/13/2015	1,502	54,192

Thomas J. Dupree	3/10/2003	14,600	—	18.0250	3/10/2013
	2/05/2004	10,400	2,600	25.4500	2/04/2014
	2/03/2005	7,800	5,200	28.6550	2/02/2015
	2/14/2006	2,132	3,194	38.3350	2/13/2013	796	28,720
	2/14/2007	4,088	16,352	41.9350	2/13/2014	1,906	68,768
	2/14/2008	—	19,706	56.9500	2/13/2015	1,717	61,949

(1)	Options become exercisable in equal annual installments over a five-year period commencing on the first anniversary of the date of grant. Restricted stock units vest in equal installments over a five-year period commencing on the first anniversary of the date of grant.

(2)	Options granted prior to 2006 expire 10 years from the date of grant, and options granted beginning 2006 expire 7 years from the date of grant.

(3)	Market value is determined by multiplying the number of shares by the closing sale price of the company’s common stock at December 31, 2008.

Option Exercises and Stock Vested
The table below sets forth information with respect to exercises of stock options and vesting of restricted stock for the named executive officers during the 2008 fiscal year.

	# Shares	Value			Value
	Acquired on	Realized	# Shares Acquired		Realized
	Exercise	on Exercise	on Vesting		on Vesting

Jonathan W. Ayers	—	$—	2,200	(1)	$125,290
William C. Wallen, PhD	57,000	1,873,140	468		26,653
Merilee Raines	40,000	1,808,249	724	(2)	41,232
Conan R. Deady	24,000	1,091,535	676	(3)	38,498
Thomas J. Dupree	—	—	744	(4)	42,371

(1)	Reflects the number of shares acquired upon vesting prior to the withholding of 694 shares to satisfy Mr. Ayers’s tax obligations related to such vesting.

(2)	Reflects the number of shares acquired upon vesting prior to the withholding of 271 shares to satisfy Ms. Raines’s tax obligations related to such vesting.

(3)	Reflects the number of shares acquired upon vesting prior to the withholding of 74 shares to satisfy Mr. Deady’s tax obligations related to such vesting.

(4)	Reflects the number of shares acquired upon vesting prior to the withholding of 279 shares to satisfy Mr. Dupree’s tax obligations related to such vesting.
Nonqualified Deferred Compensation
The table below sets forth information with respect to voluntary contributions, earnings and distributions for the named executive officers under our executive deferred compensation plan, or Executive Plan. Cash compensation voluntarily deferred by the executive under the Executive Plan is invested in IDEXX common stock. For a description of the other material features of the Executive Plan, see “Executive Deferred Compensation Plan” on page 39.

Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance at
	Contribution	Contributions	Earnings	Withdrawals/	December 31,
	in 2008	in 2008	in 2008	Distributions	2008

Jonathan W. Ayers	$—	$—	$(667,087)	$—	$1,067,340
William C. Wallen, PhD	—	—	—	—	—
Merilee Raines	—	—	—	—	—
Conan R. Deady	—	—	—	—	—
Thomas J. Dupree	—	—	—	—	—

Equity Compensation Plan Information

December 31, 2008
Number of Securities
Remaining Available for
	Number of Securities		Weighted Average	Future Issuance Under Equity
	to be Issued Upon Exercise		Exercise Price of	Compensation Plans
	of Outstanding Options,		Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights (a)		Warrants and Rights (b)	Reflected in Column (a))
Equity compensation plans approved by security holders	5,598,921	(1)	$25.06	2,725,328	(2)
Equity compensation plans not approved by security holders	—		—	—

(1)	Consists of shares of common stock subject to outstanding options, restricted stock units and DSUs under the following compensation plans: 1991 Stock Option Plan 1,073,562 shares), 1998 Stock Incentive Plan (1,349,550 shares), 2000 Director Option Plan (23,250 shares) and 2003 Plan (3,152,559 shares). Excludes 63,661 shares issuable under the 1997 Employee Stock Purchase Plan in connection with the current and future offering periods.

(2)	Includes 2,661,667 shares available for issuance under our 2003 Plan. The 2003 Plan provides for the issuance of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock unit awards and other stock unit awards. Also includes 63,661 shares issuable under our 1997 employee stock purchase plan in connection with the current and future offering periods. No new grants may be made under the other plans listed in footnote (1) except for the 2003 Plan.
As of December 31, 2008, the company had 5,079,368 options outstanding with a weighted average exercise price of $25.06 and a weighted average term of 4.25 years, and 519,553 full value shares outstanding and granted under equity compensation plans (413,015 restricted stock units granted to employees, 48,365 deferred stock units issued to employees, and 58,173 deferred stock units issued to directors). As of December 31, 2008, there were 2,661,667 shares remaining under the 2003 Plan, with no future grants to be made under any plan other than the 1997 employee stock purchase plan. All share counting under the 2003 Plan reflects one share for every share granted under options or stock appreciation rights and 2.1 shares for every share granted under any other award.
Executive Deferred Compensation Plan
Under the company’s Executive Plan, officers of the company can elect to defer up to 100% of their annual bonus into an account deemed to be invested in a particular hypothetical investment. As of this date, the only hypothetical investment available under the Executive Plan is IDEXX common stock. Therefore, each participating officer’s investment account is denominated as a number of DSUs, equal to the compensation deferred into such account divided by the closing sale price of a share of our common stock on the date of the applicable deferral. Investment accounts are not subject to any interest or other investment returns, other than returns produced by fluctuations in the price of a share of IDEXX common stock affecting the value of the DSUs in the account. The DSUs are fully vested and nonforfeitable, since they represent compensation already earned and voluntarily deferred. Upon distribution, an officer receives a number of shares of IDEXX common stock equal to the number of DSUs in his or her account. DSUs are issued under the stockholder-approved 2003 Plan. DSUs count toward the executive’s stock ownership in determining compliance with the executive stock ownership guidelines.
An officer can elect to receive his or her distribution in either a lump sum amount or in a fixed schedule. However, except upon a change in control or in the event of an unforeseeable emergency (as defined in the Executive Plan), an officer cannot receive shares of IDEXX common stock equal to the number of DSUs in his or her account sooner than one year following termination of his or her employment with the company for any reason.
Upon a change in control of the company (as defined in the Executive Plan), any applicable deferral limitations or other restrictions on each officer’s investment account will lapse and the shares of IDEXX common stock distributed from such accounts will be deemed to have been outstanding immediately prior to the change in control.

2008 Incentive Compensation Plan
In 2008, the board adopted the 2008 Incentive Compensation Plan, or 2008 Plan, which was approved by the stockholders at our 2008 annual meeting. The 2008 Plan is intended to comply with the requirements of Section 162(m) of the Code, so that the company is able to fully deduct for federal income tax purposes payments of annual incentive compensation made to its chief executive officer and other executive officers. In general, Section 162(m) imposes a limit on the amount that may be deducted for federal income tax purposes on compensation paid to a corporation’s chief executive officer and three other officers (other than the chief financial officer) whose compensation is required to be reported to our stockholders under the 1934 Act by reason of being among the four most highly compensated executive officers (“covered employees”). This limit does not apply to compensation that is considered “performance-based” for purposes of Section 162(m). One of the conditions for compensation to be considered “performance-based” under Section 162(m) is that the material terms under which such compensation will be paid, including the performance goals, be disclosed to and approved by stockholders.
The compensation committee, which consists solely of outside directors as defined by Section 162(m), administers the 2008 Plan. Individuals eligible to participate in the 2008 Plan are the chief executive officer and any other executive officer of the company or a subsidiary selected by the committee to participate in the 2008 Plan. The committee has full power and authority, subject to the provisions of the 2008 Plan, to select the participants to whom incentive awards may be granted under the 2008 Plan; determine the terms and conditions of each incentive award, including the length of the performance period; certify the calculation of operating income and the amount of the incentive award payable to each participant for each performance period; determine the time when incentive awards will be paid; in connection with the determination of the amount of each award, determine whether and to what extent the incentive award shall be reduced based on such factors as the committee deems appropriate in its discretion; determine whether payment of awards may be deferred by participants; interpret and administer the 2008 Plan and any instrument or agreement entered into in connection with the 2008 Plan; correct any defect, supply any omission or reconcile any inconsistency in the 2008 Plan or any incentive award in the manner and to the extent that the committee deems desirable to carry it into effect; establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the 2008 Plan; and make any other determination and take any other action that the committee deems necessary or desirable for administration of the 2008 Plan. The committee may delegate to one of more officers, or a committee of officers, of the company the authority to take actions on behalf of the committee pursuant to the 2008 Plan, to the extent such delegation is not inconsistent with applicable law or the rules of the NASDAQ Global Market or Section 162(m).
Not later than the earlier of 90 days after the beginning of each fiscal year and the expiration of 25% of the applicable performance period, the committee will (i) designate one of more performance periods, which shall be the company’s fiscal year or such other period, not to exceed five years, as the committee may establish; (ii) specify any adjustments to operating income for the performance period, and (iii) determine the participants for each performance period. In February 2008, the compensation committee designated the company’s 2008 fiscal year as the performance period and Mr. Ayers as the sole participant, and in February 2009, the committee designated the 2009 fiscal year as the performance period and Mr. Ayers again as the sole participant.
The 2008 Plan establishes limits on the maximum incentive payable to any participating individual for any performance period. For the chief executive officer, this limit is three-quarters of one percent (0.75%) of the operating income of the company for each full calendar year in the performance period. For all other individuals participating in the 2008 Plan, this limit is one-quarter of one percent (0.25%) of the operating income of the company for each full calendar year in the performance period. Subject to these limits, the committee determines the amount of each individual’s annual incentive opportunity for each year and has the discretion to reduce the annual incentive payable to such individual below the applicable limit. Operating income is the company’s consolidated operating income determined in accordance with generally accepted accounting principles in the United States and as reported in the company’s income statement included in the company’s Annual Report on Form 10-K filed with the SEC covering the applicable performance period. Operating income may be adjusted by the committee to eliminate the effects of differences between actual foreign currency exchange rates in the applicable performance period and currency exchange rates budgeted for such period, and to eliminate the effects of discrete items. Discrete items may include, without limitation, acquisition integration expenses, restructuring charges, acquisition purchase accounting adjustments, acquisition-related transaction costs, adjustments to finalized pre-acquisition contingencies, litigation-related expenses and payments, gains and losses on the disposition of assets, and non-cash write-downs.
The amount of an incentive award actually paid to a participant is determined by the committee in its sole discretion based on such factors as it deems appropriate, provided that the actual award shall not exceed the maximum incentive award with respect to such participant. Following the conclusion of each performance period, the committee will certify in writing the amount of the incentive award for each participant. The award amount shall be paid in cash or as a stock award under the 2003 Plan. Payment to each participant shall be made not later than March 15 following the end of the fiscal year in which the performance period ends, unless payment is deferred pursuant to a plan satisfying the requirements of Section 409A of the Code.

Employment Agreements
In connection with the hiring of Mr. Ayers as president, chief executive officer and chairman of IDEXX, the company granted Mr. Ayers options to purchase 900,000 shares of IDEXX common stock and entered into an agreement with Mr. Ayers that provided for a target bonus equal to 100% of his base salary, with actual bonus dependent on the achievement of personal and corporate goals. Under the agreement with Mr. Ayers, if Mr. Ayers’s employment is terminated at any time by the company other than for cause (except within two years following a change in control), the company will pay Mr. Ayers his base salary and continue to provide him with benefits (medical, dental and life insurance) for two years following such termination. In addition, his stock options and RSUs will continue to vest in accordance with their terms during such two-year period. Under Mr. Ayers’s employment agreement, “cause” is defined as willful, material misconduct, gross negligence in the performance of his duties, or breach of either his invention and non-disclosure agreement or non-compete agreement with the company. If Mr. Ayers’s employment is terminated by the company other than for cause or by Mr. Ayers for good reason (each as defined in his change in control agreement as described on pages 42-43) within two years following a change in control, he will receive the payments and benefits described under “Change in Control Agreements” on pages 42-43.
William C. Wallen, PhD, joined the company in September 2003 as senior vice president and chief scientific officer. In connection with his hiring, the company granted Dr. Wallen options to purchase 220,000 shares of common stock and entered into an agreement that provided for a target bonus equal to 70% of his base salary, with actual bonus dependent on the achievement of personal and corporate goals. Under this agreement, if Dr. Wallen’s employment is terminated at any time by the company other than for cause (except within two years following a change in control), the company will pay Dr. Wallen his base salary and continue to provide him with benefits (medical, dental and life insurance) for two years following such termination. Under Dr. Wallen’s employment agreement, “cause” is defined as willful, material misconduct, gross negligence in the performance of his duties, or breach of either his invention and non-disclosure agreement or non-compete agreement with the company. If Dr. Wallen’s employment is terminated by the company other than for cause or by Dr. Wallen for good reason (each as defined in his change in control agreement as described on pages 42-43) within two years following a change in control, he will receive the payments and benefits described under “Change in Control Agreements” on page 42-43.
Except for the change in control agreements described below, the company does not have any agreements with any other executive officers providing for the payment of severance benefits to such officers upon a termination of employment with the company for any reason.
The following table describes potential payments to Mr. Ayers and Dr. Wallen under the employment agreements described above, assuming each of them was terminated without cause on December 31, 2008. The actual amounts to be paid out can only be determined in the event of and at the time of such executive’s actual termination.
Potential Termination Payments

			Accelerated
			Vesting of
	Salary (1)	Benefits (1)	Equity Awards (2)	Total

Jonathan W. Ayers	$1,400,000	$29,031	$776,204	$2,205,235
William C. Wallen, PhD	750,000	29,340	—	779,340

(1)	The executive’s salary and benefits will be paid by the company. Salary and benefits are calculated by multiplying by two the salary and benefits in effect on December 31, 2008.

(2)	Mr. Ayers’s stock options and RSUs would continue to vest in accordance with their terms for two years following termination. Represents the intrinsic value of accelerated equity awards (stock options and RSUs) that would vest in the event of a termination without cause, calculated based on the exercise price of the underlying awards and the closing sale price of the company’s common stock as of December 31, 2008.

Change in Control Agreements
As of January 1, 2007, the Company entered into new executive employment agreements (the “change in control agreements”) with its then current executive officers providing for the company to make certain payments and provide certain benefits to the executive officers upon a qualifying termination of employment that follows a change in control of the company, as described further below. The change in control agreements supersede similar agreements previously entered into by the company and its executive officers. Any new executive officers joining the company since January 1, 2007, have entered into the new change in control agreement. The change in control agreements for all of the executive officers are identical except as described below. For a further discussion of the company’s reasons for having change in control agreements, refer to the discussion of change in control agreements in the Compensation Discussion and Analysis beginning on page 28.
The change in control agreements become effective upon a change in control of the company, which will occur generally upon (a) the acquisition by any person of 30% or more of the shares of common stock or combined voting power of the company’s outstanding securities, (b) a change in the composition of the company’s board of directors over a 24-month period such that a majority of the board no longer consists of incumbent directors or directors nominated or elected by incumbent directors, (c) a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of the company where the stockholders of the company immediately prior to such transaction cease to own a majority of the outstanding shares of common stock and the combined voting power of the company’s outstanding voting securities in substantially the same proportion as their ownership immediately prior to the transaction, or (d) approval by the stockholders of a complete liquidation or dissolution of the company or sale of substantially all of the assets of the company.
Following a change in control, the company may not generally reduce an executive officer’s base salary or target bonus, or the aggregate benefits to which the executive officer is entitled under incentive plans and welfare benefit plans, below the level to which the executive officer was entitled prior to the change in control.
For a period of two years following a change in control, if the employment of an executive officer is terminated by the company without cause, as defined below, or by the executive officer for good reason, as defined below, then the company shall provide the following payments and benefits to the executive officer: (1) a prorated payment of the executive officer’s target bonus for the portion of the year of termination prior to the date of termination, (2) an amount equal to two times (three times in the case of Mr. Ayers) the sum of the executive officer’s base salary plus the average bonus received by the executive officer for the three full fiscal years preceding the change in control, and (3) the continuation of life insurance, disability insurance, medical and dental coverage, and other benefits for a period of two years (three years in the case of Mr. Ayers) following the date of termination.
Upon a change in control, each outstanding stock option, restricted stock unit, or other equity award, each of which is referred to as an equity award, held by an executive officer shall become immediately exercisable or vested as to 25% of the number of shares as to which such equity award otherwise would not then be exercisable or vested. Following a termination of the executive officer’s employment by the company within two years following a change in control other than for cause or by the executive officer other than for good reason, all equity awards held by the executive officer shall become fully exercisable and vested.
Under the change in control agreements, “cause” is defined as the willful failure of the executive to substantially perform the executive’s duties with the company, or the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the company. Under the change in control agreements, “good reason” is defined as (a) any material diminution in the executive officer’s duties or responsibilities, (b) any reduction in the executive officer’s base salary or target bonus, or the aggregate benefits to which the executive officer is entitled under incentive plans and welfare benefit plans, below the level to which the executive officer was entitled prior to the change in control, (c) a reduction in vacation benefits, (d) relocation or a requirement of substantially greater travel, or (e) certain breaches by the company of the change in control agreement. Under the change in control agreements with Messrs. Ayers, Wallen and Deady and Ms. Raines, if any of such executive officers does not hold the same position with the entity surviving any change in control, then good reason shall be deemed to exist.
If payments to an executive officer under their change in control agreement cause the executive officer to be subject to an excise tax under Section 4999 of the Code, the company will pay the officer an additional amount that would, net of any taxes or penalties (including excise taxes) on such additional amount, allow the executive officer to retain the amount he or she would have received had he or she not been subject to the excise tax under Section 4999. However, if the payments to the executive officer are no more than 110% of the maximum amount of payments that the executive officer could receive under the change in control agreement without becoming subject to the excise tax, then no “gross-up” payment will be made and the payments to the executive officer shall be reduced to such maximum amount.

Each of the change in control agreements automatically renews for a period of one year, unless the company has provided notice to the executive officer within 120 days prior to the renewal date indicating that the change in control agreement will not be extended. The change in control agreements are currently effective through September 30, 2009.
The change in control agreements do not supersede the standard non-compete agreements and invention and non-disclosure agreements between each executive and the company. The non-compete agreements provide that for a period of two years after voluntary termination by the executive or termination by the company with cause, the executive may not engage in any business enterprise that competes with the company or recruit, solicit or induce any employee of the company to terminate their employment with the company. The invention and non-disclosure agreements include standard provisions that all developments made or conceived by the executive during his or her employment by the company shall be the sole property of the company and that the executive will not disclose or use for his or her own benefit or the benefit of others the company’s proprietary information.
The following table describes potential payments to each of our named executive officers under the change in control agreements described above. The table assumes a change in control occurred and the officer’s employment was terminated by the company without cause or by the officer for good reason on December 31, 2008. The actual amounts to be paid out can only be determined in the event of and at the time of a qualifying termination of each executive officer.
Potential Change in Control Payments

						Accelerated
		Multiple of				Vesting of	Excise
		Average	Pro-rated			Equity	Tax
	Salary(1)	Bonus (1)	Bonus (1)	Benefits (1)	Outplacement	Awards (3)	Gross-Up	Total

Jonathan W. Ayers (2)	$2,100,000	$1,950,000	$700,000	$43,547	$25,000	$1,028,764	$1,995,022	$7,842,333
William C. Wallen, PhD	750,000	476,667	262,500	29,340	25,000	184,640	—	1,728,147
Merilee Raines	620,000	406,667	186,000	9,990	25,000	293,346	—	1,541,003
Conan R. Deady	560,000	340,000	168,000	29,157	25,000	256,288	—	1,378,445
Thomas J. Dupree	520,000	266,667	156,000	25,166	25,000	225,686	408,815	1,627,334

(1)	Salary and bonus payments shall be paid in a lump sum within 30 days of the date of termination. Benefits shall be paid by the company over the period stated in note (2).

(2)	Amounts for Mr. Ayers are three times his salary, three times his average annual bonus for the prior three years, and payment of benefits for three years. The amounts for all other executive officers represent two years of such payments and benefits.

(3)	Represents the intrinsic value of accelerated equity awards (stock options and RSUs), calculated based on the exercise price of the underlying awards and the closing sale price of the company’s common stock as of December 31, 2008.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The audit committee oversees the company’s financial reporting process, internal controls, and audit functions on behalf of the board of directors and operates under a written charter adopted by the board. The members of the audit committee are independent directors, as defined by its charter and the rules of the NASDAQ Global Market.
Management is responsible for the financial statements and the reporting process, including the system of internal controls. PricewaterhouseCoopers LLP, or PwC, the company’s independent registered public accounting firm, is responsible for expressing an opinion as to whether these financial statements are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America. In addition, PwC will express its own opinion on the effectiveness of the company’s internal control over financial reporting.
In performing its oversight responsibilities, the audit committee reviewed and discussed with management and PwC the audited consolidated financial statements of the company as of and for the year ended December 31, 2008, management’s assessment of the effectiveness of the company’s internal control over financial reporting, and PwC’s evaluation of the company’s internal control over financial reporting. The audit committee also discussed with PwC their judgment as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
In addition, the audit committee has discussed with the independent auditors the auditors’ independence from management and the company, including the matters in the written disclosures and letter from the independent auditors to the audit committee pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The audit committee also has considered whether the provision of nonaudit related services by the independent auditors is compatible with maintaining the independent auditors’ independence.
Based on the reviews, discussions and representations from management referred to above, the audit committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.
By the audit committee of the board of directors,
Brian P. McKeon, Chairman
Errol B. De Souza, PhD
Barry C. Johnson, PhD

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY
PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS
Stockholder proposals submitted pursuant to Rule 14a-8 under the SEC rules for inclusion in our proxy materials for our 2010 annual meeting of stockholders must be received by our corporate secretary at the address written in the next paragraph, by November 26, 2009. The deadline to submit a proposal for inclusion in our proxy materials for the 2009 annual meeting has passed.
Our amended and restated bylaws also establish an advance notice procedure that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders outside of the process under Rule 14a-8 described above. These procedures provide that nominations for director and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the corporate secretary of IDEXX at One IDEXX Drive, Westbrook, Maine 04092. Our amended and restated bylaws provide that stockholder proposals must include certain information regarding the nominee for director and/or the item of business. We must receive the notice of your intention to introduce a nomination or proposed item of business, and all supporting information, at our 2010 annual meeting no later than February 24, 2010 or 60 days before the 2010 annual meeting of stockholders, whichever is later.
OTHER MATTERS
The board of directors knows of no other matters to be presented for stockholder action at the annual meeting. If, however, other matters do properly come before the annual meeting or any adjournments or postponements thereof, the board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.
The board of directors hopes that you will attend the annual meeting. Whether or not you plan to attend the annual meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope, or vote via the Internet or by telephone at your earliest convenience. If you attend the annual meeting, you can still vote your stock personally even though you may have already sent in your proxy.
By order of the board of directors,

Conan R. Deady, Secretary
March 25, 2009

Appendix A
IDEXX LABORATORIES, INC.
2009 STOCK INCENTIVE PLAN
SECTION 1. PURPOSE. The purposes of the 2009 Stock Incentive Plan (the “Plan”) are to encourage selected employees and Directors of IDEXX Laboratories, Inc., a Delaware corporation (the “Company”), and its Affiliates to acquire a vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.
SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:
(a) “Affiliate” shall mean (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Board.
(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, dividend equivalent, Other Stock Unit Award or any other right, interest or option relating to Shares or other property granted pursuant to the provisions of the Plan.
(c) “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award granted by the Board hereunder, in such form (written, electronic or otherwise) as the Board shall determine, which may, but need not, be executed or acknowledged by both the Company and the Participant.
(d) “Board” shall mean the Board of Directors of the Company.
(e) “Change in Control” shall mean the occurrence of any of the following events:
(i) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (an “Entity”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding Shares (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of Section 2(e)(iii);
(ii) a change in the composition of the Board on the Plan’s effective date such that the individuals who, as of the effective date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the effective date, whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened solicitation with respect to the election of directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board;

(iii) the consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a “Corporate Transaction”), excluding however, any Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other Person that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries (a “Parent Company”)) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least half of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, of the Parent Company); or
(iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
(f) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
(g) “Compensation Committee” shall mean the Compensation Committee of the Board, or any successor to such committee, composed of no fewer than two directors, each of whom is a non-employee Director within the meaning of
Rule 16b-3(b)(3) of the Exchange Act, an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto, and independent under the rules of the NASDAQ Global Market.
(h) “Company” shall mean IDEXX Laboratories, Inc., a Delaware corporation.
(i) “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.
(j) “Director” shall mean a member of the Board who is not an Employee.
(k) “Employee” shall mean any employee of the Company or any Affiliate.
(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(m) “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Board. Unless otherwise determined by the Board, the Fair Market Value of Shares as of any date shall be the last reported sales price for the Shares as reported on the NASDAQ Global Market (or on any national securities exchange on the Shares are then listed) for that date or, if no such price is reported for that date, the last reported sales price on the next preceding date for which such price was reported.
(n) “Incentive Stock Option” shall mean an Option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(o) “Nonstatutory Stock Option” shall mean an Option granted under Section 6 that is not intended to be an Incentive Stock Option.
(p) “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Board shall determine.
(q) “Other Stock Unit Award” shall mean any right granted to a Participant by the Board pursuant to Section 9.
(r) “Participant” shall mean an Employee or Director who is selected by the Board to receive an Award under the Plan.
(s) “Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
(t) “Prior Plans” shall mean the Company’s 1991 Stock Option Plan, 1998 Stock Incentive Plan, the 2000 Director Option Plan and the 2003 Stock Incentive Plan.
(u) “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Board, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Board may deem appropriate.
(v) “Restricted Stock Award” shall mean an award of Restricted Stock under Section 8.
(w) “Shares” shall mean the shares of common stock of the Company, par value $.10 per share.
(x) “Stock Appreciation Right” shall mean any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant, as specified by the Board in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 4(c), shall not be less than the Fair Market Value of one Share on such date of grant of the right. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Board, in its sole discretion, shall determine.
(y) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
(z) “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines.
SECTION 3. ADMINISTRATION.
(a) The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”), at least one of which shall be the Compensation Committee. All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the executive officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or executive officers.
(c) To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such executive officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the executive officers may grant; provided further, however, that no executive officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).
SECTION 4. SHARES SUBJECT TO THE PLAN.
(a) Subject to adjustment as provided in Section 4(c), as of January 1, 2009, a total of 5,200,000 Shares shall be authorized for issuance under the Plan. Any Shares subject to Awards granted after December 31, 2008 under the Plan or awards granted after December 31, 2008 under the Prior Plans shall be counted against this limit (i) one (1) Share for every one (1) Share subject to Awards of Options or Stock Appreciation Rights granted under the Plan or awards of options or stock appreciation rights granted under the Prior Plans and (ii) two (2) Shares for every one (1) Share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than awards of options or stock appreciation rights granted under the Prior Plans. If after December 31, 2008 any Shares subject to an Award or to an award under the Prior Plans are forfeited or if any Award or award under the Prior Plans based on Shares is settled for cash or expires, the Shares subject to such Award shall, to the extent of such forfeiture, cash settlement or expiration, again be available for Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof. Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year under Section 11(e). In the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards (other than Incentive Stock Options) under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors of the Company or an Affiliate prior to such acquisition or combination. Any Shares that again become available for grant pursuant to this Section after December 31, 2008 shall be added back as (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans, and (ii) as two (2) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plans.
(b) Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.
(c) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, extraordinary cash dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, the Board shall make appropriate and equitable adjustments and other substitutions to the Plan and to Awards, including, without limitation, such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Options, Stock Appreciation Rights or other Awards granted under the Plan, and in the number, class and kind of securities subject to Awards granted under the Plan (including, if the Board deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Board may determine in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

SECTION 5. ELIGIBILITY. Any Employee or Director shall be eligible to be selected as a Participant; provided, however, that Incentive Stock Options shall only be awarded to Employees of the Company or a Subsidiary of the Company.
SECTION 6. STOCK OPTIONS. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Board may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Board shall deem desirable:
(a) OPTION PRICE. The purchase price per Share purchasable under an Option shall not be less than the Fair Market Value of the Share on the date of the grant, except in the case of Substitute Awards or in connection with an adjustment provided for in Section 4(c).
(b) OPTION PERIOD. The term of each Option shall be fixed by the Board in its sole discretion; provided that no Option shall be exercisable after the expiration of seven years from the date the Option is granted.
(c) EXERCISABILITY. Options shall be exercisable at such time or times as determined by the Board at or subsequent to grant.
(d) METHOD OF EXERCISE. Subject to the other provisions of the Plan, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation: (i) payment by delivery of cash; (ii) delivery of other consideration (including, where permitted by law and the Board, Awards) having a Fair Market Value on the exercise date equal to the total option price; (iii) to the extent permitted by the Board, in its sole discretion, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding; or (iv) by any combination of cash and other consideration as the Board may specify in the applicable Award Agreement.
(e) INCENTIVE STOCK OPTIONS. In accordance with rules and procedures established by the Board, and except as otherwise provided in Section 10 or any other provision of the Plan permitting or providing for acceleration of options, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other employee benefit plans of the Company or any Subsidiary) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Incentive Stock Options shall be granted only to Participants who are Employees of the Company or a Subsidiary of the Company. The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code or any successor provision, and any regulations promulgated thereunder; provided, however that the Company shall have no liability to a Participant or to any other person in the event that an option that is intended to be an Incentive Stock Option is not an Incentive Stock Option. Subject to adjustment as provided in Section 4(c), the aggregate number of Shares with respect to which Incentive Stock Options may be issued under the Plan shall not exceed 5,200,000.
SECTION 7. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to a Nonstatutory Stock Option may be granted at the same time such Option is granted. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Board may impose such conditions or restrictions on the exercise of any Stock Appreciation Right, as it shall deem appropriate; provided that a Stock Appreciation Right shall not have an exercise price less than Fair Market Value on the date of grant, except in the case of Substitute Awards or in connection with an adjustment provided for in Section 4(c), or a term of greater than seven years.

SECTION 8. RESTRICTED STOCK.
(a) ISSUANCE. A Restricted Stock Award shall be subject to restrictions imposed by the Board during a period of time specified by the Board (the “Restriction Period”). Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.
(b) REGISTRATION. Any Restricted Stock issued hereunder may be evidenced in such manner, as the Board, in its sole discretion, shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any stock certificates are issued in respect of Shares of Restricted Stock awarded under the Plan, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. Unless otherwise determined by the Board, such certificates shall be deposited by the Participant, together with a stock power endorsed in blank, with the Company or its designee.
(c) FORFEITURE. Except as otherwise determined by the Board at the time of grant or thereafter, upon termination of employment for any reason during the Restriction Period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participant (or repurchased by the Company at their issue price) and reacquired by the Company. Unrestricted Shares, evidenced in such manner as the Board shall deem appropriate, shall be issued to the grantee promptly after expiration of the period of forfeiture, as determined or modified by the Board.
SECTION 9. OTHER STOCK UNIT AWARDS.
(a) STOCK AND ADMINISTRATION. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which such recipient otherwise is entitled. Other Stock Unit Awards may be paid in Shares or cash, as the Board shall determine, in its sole discretion. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the Employees of the Company and its Affiliates and Directors to whom and the time or times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.
(b) TERMS AND CONDITIONS. Subject to the provisions of the Plan and any applicable Award Agreement, Awards and Shares subject to Awards made under this Section 9 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses. Shares (including securities convertible into Shares) subject to Awards granted under this Section 9 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 9 shall be purchased for such consideration as the Board shall determine in its sole discretion, which, except in the case of Substitute Awards, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is awarded.

SECTION 10. CHANGE IN CONTROL PROVISIONS.
(a) IMPACT OF EVENT. Subject to Section 10(a)(v) and notwithstanding any other provision of the Plan to the contrary, unless the Board shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control:
(i) any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become immediately exercisable and vested as to 25% of the number of shares to which such Options and Stock Appreciation Rights would otherwise not then be exercisable, and the number of shares as to which such Options and Stock Appreciation Rights shall become exercisable and vested on each vesting date set forth in the applicable agreement shall be reduced by 25%;
(ii) the restrictions and deferral limitations applicable to any Restricted Stock Award shall immediately lapse as to 25% of the remaining number of shares subject to such Award as to which such restrictions and deferral limitations are then in effect, and the number of shares subject to such Restricted Stock Award as to which such restrictions and deferral limitations terminate on each subsequent vesting date shall be reduced by 25%;
(iii) the restrictions, deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall immediately lapse as to 25% of the remaining number of shares subject to Other Stock Unit Awards or other Awards as to which such restrictions, deferral limitations and other conditions are then in effect, and the number of shares subject to such Other Stock Unit Awards or other Awards as to which such restrictions, deferral limitations and other conditions terminate on each subsequent vesting date shall be reduced by 25%; and
(iv) in the event of an involuntary termination of a Participant’s employment or directorship by the successor company without Cause (as defined below) during the 24-month period following such Change in Control, then each Award held by such Participant at the time of the Change in Control shall immediately become fully exercisable and vested to the full extent of the original grant and all restrictions and deferral limitation shall lapse. “Cause” shall mean: (A) the failure of the Participant to perform substantially the Participant’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), which failure is not cured within 30 days after a written demand for substantial performance is delivered to the Participant by the Participant’s manager or the Board which specifically identifies the manner in which such manager or the Board, as applicable, believes that the Participant has not substantially performed the Participant’s duties, (B) or the engaging by the Participant in illegal conduct or gross misconduct which is injurious to the Company.
(v) Notwithstanding the foregoing, if in the event of a Corporate Transaction the successor company does not assume or substitute for an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award not granted pursuant to Section 11, then each outstanding Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award shall not be accelerated as described in Sections 10(a)(i), (ii) and (iii), but rather shall be accelerated with respect to 100% of such Awards. For the purposes of this Section 10(a)(v), an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award shall be considered assumed or substituted for if following the Corporate Transaction the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award immediately prior to the Corporate Transaction, the consideration (whether stock, cash or other securities or property) received in the Corporate Transaction by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the successor company, the Board may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the Corporate Transaction. The determination of such substantial equality of value of consideration shall be made by the Board in its sole discretion and its determination shall be conclusive and binding.
(b) CHANGE IN CONTROL CASH-OUT. Notwithstanding any other provision of the Plan, in the event of a Change in Control the Board may, in its discretion, provide that each Option or Stock Appreciation Right shall, upon the occurrence of a Change in Control, be cancelled in exchange for a payment in an amount equal to the amount by which the fair market value per Share immediately prior to the Change in Control exceeds the purchase price per Share under the Option or Stock Appreciation Right (the “spread”) multiplied by the number of Shares granted under the Option or Stock Appreciation Right.

SECTION 11. CODE SECTION 162(m) PROVISIONS.
(a) Notwithstanding any other provision of the Plan, if the Compensation Committee determines at the time Restricted Stock or an Other Stock Unit Award is granted to a Participant who is then an officer, that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Compensation Committee may provide that this Section 11 is applicable to such Award.
(b) If Restricted Stock or an Other Stock Unit Award is subject to this Section 11, then the lapsing of restrictions thereon and the distribution of cash or Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Compensation Committee, which shall be based on the attainment of specified levels of one or any combination of the following: earnings before interest, taxes, depreciation and amortization (EBITDA), net cash provided by operating activities, free cash flow, earnings per share, earnings per share from continuing operations, operating income, revenues, operating margins, return on operating assets, return on equity, economic value added, stock price appreciation, total stockholder return, cost control, strategic initiatives, market share, before- or after-tax income, or return on invested capital of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Affiliate or division of the Company) under one or more of the measures described above relative to the performance of other corporations. Such performance goals may be applied by excluding the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles. Such performance goals shall be set by the Compensation Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.
(c) Notwithstanding any provision of the Plan other than Section 10, with respect to any Restricted Stock or Other Stock Unit Award that is subject to this Section 11, the Compensation Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Compensation Committee may not waive the achievement of the applicable performance goals except, in its sole discretion, in the case of the death or disability of the Participant.
(d) The Compensation Committee shall have the power to impose such other restrictions on Awards subject to this Section 11 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.
(e) Notwithstanding any provision of the Plan other than Section 4(c), no Participant may be granted Awards during any year with respect to more than 1,200,000 Shares. For purposes of the foregoing limit, the combination of an Option in tandem with a Stock Appreciation Right shall be treated as a single Award. The per Participant limit described in this Section 11(e) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).
SECTION 12. AMENDMENTS AND TERMINATION. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no amendment or alteration, shall be made without (a) stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply, (b) the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award, or (c) stockholder approval if such amendment or alteration is material, including, without limitation, any amendment or alteration that (i) would reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel or amend outstanding Options or Stock Appreciation Rights for the purpose of repricing, replacing or regranting such Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, or in exchange for cash or another Award, (ii) materially increases the benefits accruing to Participants, (iii) materially increases the number of Shares that may be issued under the Plan, except for any increase permitted under Section 4(a) or 4(c) of the Plan, (iv) materially modifies the requirements for eligibility to participate in the Plan, or (v) expands the types of Awards issuable under the Plan. Notwithstanding anything to the contrary herein, the Board may amend the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States.

The Board may amend the terms of any Award theretofore granted, prospectively or retroactively, including to provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be; provided, however, that no such amendment shall (a) impair the rights of any Participant without his or her consent, (b) except for adjustments made pursuant to Section 4(c) or in connection with Substitute Awards, reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel or amend outstanding Options or Stock Appreciation Rights for the purpose of repricing, replacing or regranting such Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, or in exchange for cash or another Award, without stockholder approval, or (c) require the exchange of Options or Stock Appreciation Rights for cash Notwithstanding the foregoing, any adjustments made pursuant to Section 4(c) shall not be subject to these restrictions.
SECTION 13. GENERAL PROVISIONS.
(a) Notwithstanding any other provision of the Plan, except under certain circumstances in connection with a Participant’s hire or termination or in the event of a Change in Control, no Award issued to an Employee (except in lieu of compensation to which such Employee is otherwise entitled) shall vest less than one year from the date of grant.
(b) Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, if so determined by the Board, a Participant may, in the manner established by the Board, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant; and provided, further, that an Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the instrument evidencing the Award. Each Award shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.
(c) No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.
(d) The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have received an agreement or other instrument (written, electronic or otherwise) evidencing the Award, which may, but need not, be executed or acknowledged by both the Company and the Participant, and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.
(e) Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate a Participant’s employment or service or other relationship at any time, with or without cause.
(f) Except as provided in Section 11, the Board shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event that the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Board may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

(g) The Board shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.
(h) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(i) No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Board in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.
(j) No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Board, be entitled to receive, currently or on a deferred basis, cash dividends, or cash payments in amounts equivalent to cash dividends on Shares (“dividend equivalents”) with respect to the number of Shares covered by the Award, as determined by the Board, in its sole discretion, and the Board may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.
(k) Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.
(l) The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in connection with an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all Company obligations for the payment of such taxes. The Board shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by directing the Company to retain Shares (not exceeding the minimum required tax withholding obligations if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes) otherwise deliverable in connection with the Award.
(m) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(n) The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law, without regard to applicable conflicts of laws.
(o) If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.
(q) Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Board, be necessary or desirable in order to recognize differences in local law or tax policy. The Board also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.
SECTION 14. EFFECTIVE DATE OF PLAN. The Plan shall be effective as of [May 6, 2009].
SECTION 15. TERM OF PLAN. The Plan shall terminate on the tenth anniversary of the effective date, unless sooner terminated by the Board pursuant to Section 12, but Awards previously granted may extend beyond that date; provided, however, that no Incentive Stock Options may be granted more than ten years after the later of (i) the adoption of the Plan by the Board and (ii) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.
Adopted by the Board of Directors on February 11, 2009, subject to stockholder approval.

APPENDIX B
IDEXX LABORATORIES, INC.
1997 EMPLOYEE STOCK PURCHASE PLAN
(As of                     )
The purpose of this Plan is to provide eligible employees of IDEXX Laboratories, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $.10 par value (the “Common Stock”), commencing on July 1, 1997. The Plan was initially adopted by the Company’s Board of Directors (the “Board”) on February 26, 1997 and approved by stockholders at a meeting held May 21, 1997. The Board amended the Plan, subject to stockholder approval, on February 25, 2003 to increase the number of shares of Common Stock authorized for issuance under the Plan from Four Hundred Twenty Thousand (420,000) shares to Six Hundred Twenty Thousand (620,000) shares. The stockholders approved such increase in shares at the Company’s Annual Meeting held May 21, 2003. Pursuant to a 2-for-1 stock split of the Common Stock effective November 5, 2007, the number of shares of Common Stock authorized for issuance under the Plan became One Million Two Hundred Forty Thousand (1,240,000) shares. The Board further amended the Plan, subject to stockholder approval, on February 11, 2009 to increase the number of shares of Common Stock authorized for issuance under the Plan from One Million Two Hundred Forty Thousand (1,240,000) shares to One Million Five Hundred Ninety Thousand (1,590,000) shares.
1. Administration. The Plan will be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”). The Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.
2. Eligibility. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:
(a) they are regularly employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and
(b) they have been employed by the Company or a Designated Subsidiary for at least one month prior to enrolling in the Plan; and
(c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).
3. Offerings. The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin each January 1, April 1, July 1 and October 1, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a three-month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.
4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office prior to the applicable Offering Commencement Date, but not later than the deadline established by the Committee. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” generally means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Committee. The Committee will determine eligible Compensation in a uniform and non-discriminatory manner.

5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction at the rate of 1%, 2%, 3%, 4% or 5% of Compensation with any change in compensation during the Plan Period to result in an automatic corresponding change in the dollar amount withheld.
No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the date such Option is granted) for each calendar year in which the Option is outstanding at any time.
In addition, no employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.
6. No Deduction Changes. Except as provided in Section 8 below with respect to withdrawals from participating in an Offering, an employee may not increase or decrease his payroll deduction during a Plan Period.
7. Interest. Interest will not be paid on any employee accounts, except to the extent that the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.
8. Withdrawal of Funds. An employee may at any time up to the payroll data submission deadline for the last pay date in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Committee.
9. Purchase of Shares. On the Offering Commencement Date of each Plan Period, subject to the limitations described in section 5, the Company will grant to each eligible employee who is then a participant in the Plan an option (the “Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”), at the Option Price hereinafter provided for, a maximum number of whole shares of Common Stock of the Company determined by dividing $6,250 by the closing price of the Common Stock on the Nasdaq Stock Market on the Offering Commencement Date. To the extent that the Committee chooses a different length for the Plan Period pursuant to Section 3 hereof, the Committee shall adjust the option grant formula to ensure compliance with the $25,000 limitation set forth in Section 5 hereof.
The purchase price (the “Option Price”) for each share purchased will be 85% of the closing price of the Common Stock on the Exercise Date. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq Stock Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day within the Plan Period on which sales were made.
Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of whole shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of, the maximum number determined in the manner set forth above.

Any balance remaining in an employee’s payroll deduction account in excess of the Option Price at the end of a Plan Period will be automatically refunded to the employee. Any balance remaining in an employee’s payroll deduction account that is less than the Option Price shall remain in the employee’s account for the next Plan Period.
10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.
11. Rights on Retirement, Death or Termination of Employment. In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.
12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.
13. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.
14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.
15. Adjustment in Case of Changes Affecting Common Stock. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Section 9 and (iii) the Option Price shall be appropriately adjusted to the extent determined by the Committee.
16. Reorganization Events. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.
In connection with a Reorganization Event, the Committee shall take any one or more of the following actions as to outstanding Options on such terms as the Committee determines: (i) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to employees, provide that all outstanding Options will be terminated as of the effective date of the Reorganization Event and that all such outstanding Options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Committee in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event, (iii) upon written notice to employees, provide that all outstanding Options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an employee equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the employee’s Option (to the extent the Option Price does not exceed the Acquisition Price) minus (B) the aggregate Option Price of such Option, in exchange for the termination of such Option, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof) and (vi) any combination of the foregoing.

For purposes of the clause above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
17. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.
18. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Committee will allot the shares then available on a pro rata basis.
19. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.
20. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the NASDAQ National Market and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.
The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.
21. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.
22. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.
23. Withholding. Each employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.
24. Effective Date and Approval of Shareholders. The Plan shall take effect on July 1, 1997 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Board of Directors on February 26, 1997

Approved by the Stockholders on May 21, 1997

Amended by the Board of Directors on February 25, 2003

Approved by the Stockholders on May 21, 2003

Amended by the Board of Directors on July 16, 2003

Amended by the Board of Directors on February 3, 2005

Adjusted to reflect 2-for-1 stock split effective November 5, 2007

Amended by the Board of Directors on February 11, 2009, subject to Stockholder approval

ANNUAL MEETING OF STOCKHOLDERS OF IDEXX LABORATORIES, INC. May 6, 2009 PROXY VOTING INSTRUCTIONS INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON — You may vote your shares in person by attending the Annual Meeting. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at www.idexx.com/annualmeeting Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Directors. To elect the three Class I directors listed in the proxy statement for three-year terms (Proposal One); FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: O William T. End O Barry C. Johnson, PhD O Brian P. McKeon INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST 2. Adoption of IDEXX Laboratories, Inc. 2009 Stock Incentive Plan. To approve and adopt the 2009 Stock Incentive Plan (Proposal Two); 3. Amendment to IDEXX Laboratories, Inc. 1997 Employee Stock Purchase Plan. To approve and adopt a proposed amendment to our 1997 Employee Stock Purchase Plan to increase the number of shares authorized for issuance under the plan from 1,240,000 shares to 1,590,000 shares (Proposal Three); 4. Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the selection by the audit committee of the board of directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year (Proposal Four); and 5. Other Business. To conduct such other business as may properly come before the annual meeting. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IDEXX LABORATORIES, INC. Proxy for Annual Meeting of Stockholders To Be Held on May 6, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY The undersigned, revoking all prior proxies, hereby appoint(s) Jonathan W. Ayers, William T. End and Conan R. Deady, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of IDEXX Laboratories, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine, on Wednesday, May 6, 2009 at 10:00 a.m., local time, and at any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof. (Continued and to be signed on the reverse side)